Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222068

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell the securities and neither is soliciting any offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 11, 2020

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 14, 2017)

American Electric Power Company, Inc.

15,000,000 Equity Units

(Initially Consisting of 15,000,000 Corporate Units)

This is an offering of Equity Units (“Equity Units”) by American Electric Power Company, Inc. (“AEP”). Each Equity Unit will have a stated amount of $50.00 and initially will be in the form of a Corporate Unit (“Corporate Unit”) consisting of a purchase contract issued by AEP and a 1/20 undivided beneficial ownership interest in $1,000 principal amount of AEP’s                    % junior subordinated debentures due 2025, which we refer to as the Notes.

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “AEPPRC” but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.

Our common stock is listed on the New York Stock Exchange under the symbol “AEP.” On August 10, 2020, the closing price of our common stock on the New York Stock Exchange was $85.94 per share.

INVESTING IN THESE EQUITY UNITS INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT FOR MORE INFORMATION.

Each Corporate Unit will be issued in a stated amount of $50.00, for a total stated amount of $750,000,000. The Corporate Units are being offered to the underwriters at a price of $                 per Corporate Unit (a discount of $                 from the stated amount per Corporate Unit or $                 total discount from the total stated amount). The Corporate Units are being offered to the public at a price of $50.00 per Corporate Unit, for a total of $750,000,000. AEP’s proceeds from the offering (after underwriting discounts of $                 per Corporate Unit from the public offering price (totaling $                ) and before expenses) will equal $                 per Corporate Unit, for a total of $                .

We have granted the underwriters the option to purchase from us, within the 13 day period beginning on the date we first issue the Equity Units, up to an additional 2,000,000 Corporate Units at the public offering price per Corporate Unit, less the underwriting discounts and commissions, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants on or about                 , 2020.

Joint Book-Running Managers

J.P. Morgan	Mizuho Securities

Co-Managers

The date of this prospectus supplement is                 , 2020.

(continued from cover)

•

The purchase contract will obligate you to purchase from AEP, on August 15, 2023 (or if such day is not a business day, on the following business day) (the “purchase contract settlement date”), for a price of $50.00 in cash, the following number of shares of our common stock, subject to adjustments as described herein:

•

if the applicable market value, which is the average volume-weighted average price of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day prior to August 15, 2023, subject to adjustment as described herein if a market disruption event occurs, equals or exceeds $                ,                 shares of our common stock;

•

if the applicable market value is less than $                 but greater than $                , a number of shares of our common stock equal to $50.00 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value is less than or equal to $ , shares of our common stock.

•

AEP will pay you quarterly contract adjustment payments at a rate of     % per year on the stated amount of $50.00 per Equity Unit, or $                 per year, in respect of each purchase contract, subject to our right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on February 15, May 15, August 15 and November 15 of each year (except that if such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing on November 15, 2020. The contract adjustment payments will be subordinated to all of our existing and future “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Debentures—Subordination”), and will be structurally subordinated to all liabilities of our subsidiaries.

•

The Notes will initially bear interest at a rate of     % per year. The Notes will be subordinated to all of our existing and future “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Debentures—Subordination”). In addition, the Notes will be structurally subordinated to all liabilities of our subsidiaries.

•

We will have the right to defer interest payments on the Notes one or more times for one or more consecutive interest periods without giving rise to an event of default; provided that no deferral period will extend beyond the purchase contract settlement date or the maturity date. The Notes will be remarketed in 2023 as described in this prospectus supplement. In connection with the remarketing, we may elect to remarket the Notes as either fixed-rate or floating-rate Notes and to modify certain other terms of the Notes. Following any successful remarketing of the Notes, the interest rate on the Notes will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to defer interest payments on the Notes, all as described under “Description of the Purchase Contracts—Remarketing.”

•

Your ownership interest in the Notes (or after a successful optional remarketing, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•

Other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note”) or after a successful remarketing of the Notes, you can create Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the Notes comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting an undivided beneficial ownership interest in the Notes for the Treasury securities previously pledged and comprising a part of your Treasury Units.

•

If there is a successful optional remarketing of the Notes and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the Notes and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the Equity Units, as well as the information incorporated by reference herein and therein, before you make your investment decision. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (“SEC”). We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Equity Units and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Equity Units. If the description of the Equity Units varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus and in any written communication from the Company or the underwriters specifying the final terms of the offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

The following information supplements, and should be read together with, the information contained in the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus as well as the documents they incorporate by reference, before making an investment decision.

Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “AEP”, the “Company”, “we”, “us” and “our” should be read to refer to American Electric Power Company, Inc. and its subsidiaries.

AMERICAN ELECTRIC POWER COMPANY, INC.

American Electric Power Company, Inc., based in Columbus, Ohio, is focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. AEP’s approximately 17,400 employees operate and maintain the nation’s largest electricity transmission system and nearly 221,000 miles of distribution lines to efficiently deliver safe, reliable power to nearly 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 30,000 megawatts of diverse generating capacity, including more than 5,200 megawatts of renewable energy. AEP’s family of companies includes utilities AEP Texas Inc., AEP Transmission Company, LLC, Appalachian Power Company, Indiana Michigan Power Company, Ohio Power Company, Public Service Company of Oklahoma, and Southwestern Electric Power Company. AEP also owns AEP Energy, Inc., AEP Energy Partners, Inc., AEP OnSite Partners, LLC, and AEP Renewables, LLC, which provide innovative competitive energy solutions nationwide.

Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio, and our telephone number is (614) 716-1000.

RECENT DEVELOPMENTS

In March 2020, COVID-19 was declared a pandemic by the World Health Organization and the Centers for Disease Control and Prevention. Its rapid spread around the world and throughout the United States prompted many countries, including the United States, to institute restrictions on travel, public gatherings and certain business operations. These restrictions significantly disrupted economic activity in AEP’s service territory and could reduce future demand for energy, particularly from commercial and industrial customers. During the first half of 2020, AEP experienced a reduction in weather-normalized retail sales volume of 3.1% as compared to the first half of 2019 primarily driven by a 6.6% decrease in the industrial customer class and a 5.0% decrease in the commercial customer class offset by an increase in demand of 1.9% from the residential customer class. The reduction in weather-normalized retail sales volume of 3.1% did not result in a significant decrease in the corresponding retail margins for the six months ended 2020 as the increase in higher margin residential sales volumes partially offset the decreases in the industrial and commercial sales volumes. Furthermore, the rate design for certain industrial customers includes demand provisions designed to cover the fixed portion of utility costs minimizing the impact of the fluctuations in usage on revenues. If the severity of the economic disruption increases, AEP’s future results of operations, financial condition, and cash flows could be further adversely impacted.

During the first quarter of 2020, AEP’s electric operating companies informed both retail customers and state regulators that disconnections for non-payment were temporarily suspended. Disconnections were reinstated in July 2020 in Michigan and Oklahoma. Disconnections are anticipated to be reinstated starting in August or September of 2020 in Tennessee, Texas, Louisiana, Virginia, West Virginia, Ohio, and Indiana. Current continuing adverse economic conditions may result in the inability of customers to pay for electric service, which could affect revenue recognition and the collectability of accounts receivable.

The effects of the continued COVID-19 pandemic and related government responses could also include extended disruptions to supply chains, reduced labor availability, reduced dispatch for certain generation assets and a prolonged reduction in economic activity, which could have a variety of adverse impacts to AEP, including its ability to operate its facilities. As of June 30, 2020, there were no material adverse impacts to AEP’s operations and supplier contracts due to COVID-19. AEP will continue to monitor developments affecting facility operations and will take additional actions necessary in order to mitigate adverse impacts to the Registrants’ future results of operations, financial condition, and cash flows.

AEP is taking steps to mitigate the potential risks to customers, suppliers and employees posed by the spread of COVID-19. AEP has updated and implemented a company-wide pandemic plan to address specific aspects of COVID-19. This plan guides emergency response, business continuity, and the precautionary measures AEP is taking on behalf of its employees and the public. AEP has taken extra precautions for employees who work in the field and for employees who work in their facilities, and have implemented work from home policies where appropriate, and will continue to monitor developments affecting both their workforce and customers. As of June 30, 2020, there has been no material adverse impact to AEP’s business operations and customer service due to remote work. Management will continue to review and modify plans as conditions change. The ultimate impact of COVID-19 also depends on factors beyond management’s knowledge or control, including the duration and severity of this outbreak as well as third-party actions taken to contain its spread and mitigate its public health effects. Therefore, management cannot estimate the potential future impact to financial position, results of operations and cash flows, but the impacts could be material. For further information on the recent COVID-19 pandemic and its impact on our business, see the Risk Factors under the heading “AEP’s Financial Condition and Results of Operations could continue to be Adversely Affected by the Ongoing Coronavirus Pandemic” and the Forward Looking Statements.

THE OFFERING

What are Equity Units?

Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 15,000,000 Corporate Units (or 17,000,000 Corporate Units if the underwriters exercise their option to purchase additional Corporate Units in full), each with a stated amount of $50.00. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?”. You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a contract to purchase AEP’s common stock in the future and a 1/20 undivided beneficial ownership interest in $1,000 principal amount of AEP’s     % junior subordinated debentures due 2025 (the “Notes”). The undivided beneficial ownership interest in the Notes corresponds to $50.00 principal amount of the Notes. Initially, the Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the Notes comprising part of each of your Corporate Units, but the Notes will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

Upon a successful optional remarketing (as defined under “What is an optional remarketing?”), the Notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?”. Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract, whether part of a Corporate Unit or Treasury Unit, that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on August 15, 2023, or if such day is not a business day, the following business day (which we refer to as the “purchase contract settlement date”), for $50.00 in cash, a number of shares of our common stock equal to the “settlement rate.” You may satisfy your obligation to purchase our common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) as follows:

•

if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of $                , the settlement rate will be                  shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”);

•

if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of                 , which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced in this offering, the settlement rate will be a number of shares of our common stock equal to $50.00 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•

if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be                  shares of our common stock (we refer to this settlement rate as the “maximum settlement rate”).

“Applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “AEP <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). A “trading day” means, for purposes of determining a VWAP or closing price, a day (1) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (2) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock.” The threshold appreciation price is equal to $50.00 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $                .

If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” as of such date.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Can I settle the purchase contract early?

Prior to the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50.00 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in the Notes, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit, as applicable, will be released to you and          shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts—Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units; provided that, if the Treasury portfolio has replaced the Notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of                  Corporate Units. See “Description of the Purchase Contracts—Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith, covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

What is the Treasury portfolio?

Upon a successful optional remarketing, the Notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Notes underlying the undivided beneficial ownership interests in the Notes included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Notes underlying the undivided beneficial ownership interests in the Notes included in the Corporate Units on the optional remarketing date.

If, on the optional remarketing date, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then the cash proceeds from the remarketing (and not the U.S. Treasury securities) will be substituted for the Notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the related purchase contracts. In addition, in such case, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in the Notes that secure a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20 undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on July 15, 2023 (for example, CUSIP No. 912821ET8), which we refer to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in Notes held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the Notes underlying such holder’s Corporate Units. Because Treasury securities and the Notes are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the Notes underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent Notes having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the Notes are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:

•	quarterly cash distributions consisting of their pro rata share of interest payments on the Notes, at the rate of % per year, and

•	quarterly contract adjustment payments at the rate of % per year on the stated amount of $50.00 per Corporate Unit until the earliest of the occurrence of:

•	a termination event;

•	the purchase contract settlement date;

•	the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

•

the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness (as defined under “Description of the Junior Subordinated Debentures—Subordination”), and will be structurally subordinated to all liabilities of our subsidiaries.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of     % per year on the stated amount of $50.00 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the Notes that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate Notes, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.

Are payments subject to deferral?

We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to     % per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

In addition, prior to any successful remarketing of the Notes, we may elect at one or more times to defer payment of interest on the Notes for one or more consecutive interest periods; provided that no deferral period may extend beyond the purchase contract settlement date or the maturity date. We may pay any deferred interest on any scheduled interest payment date occurring on or prior to the earlier of:

(a)	the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date or

(b)	the maturity date, in the case of a deferral period beginning after the purchase contract settlement date.

Deferred interest on the Notes will bear interest at the interest rate applicable to the Notes, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the Notes (whether or not the Notes were remarketed in the remarketing) on the purchase contract settlement date in cash. In the event there is any deferred interest outstanding, we may not elect to conduct an optional remarketing.

In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation rank on parity with, or junior to, the Notes, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the Notes, in each case, subject to the exceptions set forth under “Description of the Junior Subordinated Debentures—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances.”

In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.

What are the payment dates for the Corporate Units and Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing November 15, 2020. We will make these payments to the person in whose name the Equity Unit is registered on the close of business on the record date, subject to certain exceptions described herein. If the Equity Units are held in book-entry form, the “record date” means the business day immediately preceding the applicable payment date. If the Equity Units are not held in book-entry form, the “record date” means the 30th day of the calendar month immediately preceding the month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day).

What is a remarketing?

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the Notes that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate Notes which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate Notes”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”

In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect (but will not be required to elect) to remarket the Notes as fixed-rate Notes or floating-rate Notes.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply for all Notes, even if they were not included in the remarketing. If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward), or if the Notes are remarketed as floating-rate Notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?” The interest deferral provisions of the Notes will not apply after a successful remarketing.

During an applicable blackout period relating to a remarketing:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We have agreed to enter into a remarketing agreement with one or more remarketing agents, which we refer to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the Notes included in any remarketing will not be responsible for such fee.

What is an optional remarketing?

Unless a termination event has occurred, we may elect, at our option, to remarket the Notes over a period selected by us that begins on or after May 11, 2023 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ends any time on or before July 27, 2023 (the eighth calendar day prior to the beginning of the final remarketing period). In any optional remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units and any separate Notes whose holders have elected to participate in the optional remarketing will be remarketed. We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the Notes are priced in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes that results in proceeds of at least 100% of the aggregate of the price of the Treasury portfolio described below under “What is the Treasury portfolio?”, which we refer to as the “Treasury portfolio purchase price,” and the separate Notes purchase price as defined under “Description of the Junior Subordinated Debentures—Remarketing of Notes That Are Not Included in Corporate Units.” We will request that The Depository Trust Company, or DTC, which we refer to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate Notes of our election to conduct an optional remarketing no later than five business days prior to the first day of the optional remarketing period.

We may not elect to conduct an optional remarketing if we are then deferring interest on the Notes.

An optional remarketing will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the Treasury portfolio purchase price and the separate Notes purchase price.

Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the Notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate Notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate Notes.

Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the Notes as a component of the Corporate Units, and the portion of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?” or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50.00 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and the proceeds from the portion of the Treasury portfolio described in the second bullet under “What is the Treasury portfolio?”, which will equal the interest payment (without reference to the reset of the interest rate) that would have been paid on the Notes that were components of the Corporate Units at the time of the remarketing, will be paid on the purchase contract settlement date to the Corporate Unit holders.

If we elect to conduct an optional remarketing and that remarketing is successful:

•

settlement with respect to the remarketed Notes will occur on the second business day following the optional remarketing date, unless the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•

the interest rate on the Notes will be reset, or, if we remarketed the Notes as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	except in the case when the Notes are remarketed as floating-rate Notes, interest on the Notes will be payable semi-annually;

•	the interest deferral provisions will cease to apply to the Notes;

•	the other modifications to the terms of the Notes, as described under “What is a remarketing?” above will become effective;

•

after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the Notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the Notes during the final remarketing period, as described under “What is a final remarketing?” below.

At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

What is a final remarketing?

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the Notes during the five business day period ending on, and including, August 10, 2023 (the third business day immediately preceding the purchase contract settlement date). We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the Notes are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate Notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes that results in proceeds of at least 100% of the aggregate principal amount of all the Notes offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of the final remarketing no later than seven days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the Notes for at least 100% of the aggregate principal amount of all the Notes offered in the remarketing.

Upon a successful final remarketing, settlement with respect to the remarketed Notes will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on the Notes remarketed as fixed-rate Notes will be reset, or, if the Notes are remarketed as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us, and in each case will become effective on the purchase contract settlement date.

Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the Notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to Notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such Notes. Proceeds from the final remarketing attributable to the separate Notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate Notes that were remarketed.

What happens if the Notes are not successfully remarketed?

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the Notes during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of Notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all Notes will have the right to put their Notes to us for an amount equal to the principal amount of their Notes. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the Notes underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $50.00 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash, and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put price against the holder’s obligations to us under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the Notes underlying such Corporate Units will be delivered to us and cancelled.

Do I have to participate in the remarketing?

No. You may elect not to participate in any remarketing and to retain the Notes underlying the undivided beneficial ownership interests in Notes comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period,

(2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash, and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”

Which provisions will govern the Notes following the remarketing?

The remarketed Notes will be governed by the indenture under which they were issued as part of the Corporate Units. However, in connection with the remarketing we may remarket the Notes as fixed-rate or floating-rate Notes, all without the consent of any holders of Notes and as described under “What is a remarketing?” above.

If I am holding separate Notes, can I still participate in a remarketing of the Notes?

Yes. If you hold separate Notes, you may elect to have your Notes remarketed by the remarketing agent along with the Notes underlying the Corporate Units as described under “Description of the Junior Subordinated Debentures—Remarketing of Notes That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligation under the purchase contracts as follows:

•	on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;

•	on the purchase contract settlement date if you own Corporate Units:

•

through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the principal amount of the Notes underlying the Corporate Units, as described under “What is a final remarketing?” above; or

•

in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the principal amount of the Notes if the Treasury portfolio or cash has replaced the Notes as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above; or

•	through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the Notes are not successfully remarketed?” above; or

•	on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities.

In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts—Termination.”

If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to us in order to exercise the early settlement right. If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date.

If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Termination.”

What interest payments will I receive on the Notes or on the undivided beneficial ownership interests in the Notes?

Subject to any deferral as described in “Are payments subject to deferral?” above, the Notes will bear interest at the rate of     % per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2020 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each Note will be payable at the relevant reset rate (as defined under “When will the interest rate on the Notes be reset and what is the reset rate?”), or if the interest rate has not been reset, at the initial interest rate of     % per year. Except in the case when the Notes are remarketed as floating-rate Notes or in the case of a failed remarketing, following the purchase contract settlement date or, if applicable, the optional remarketing settlement date, interest on the Notes will be payable semi-annually. See “What is a remarketing?” above.

When will the interest rate on the Notes be reset and what is the reset rate?

The interest rate on the Notes may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?”. The “reset rate” or, if we elect to remarket the Notes as floating-rate Notes, the “reset spread” will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate or spread the Notes should bear in order for the remarketing agent to remarket the Notes on the remarketing date for a price of at least 100% of the Treasury portfolio purchase price plus the separate Notes purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the Notes being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate of Notes remarketed as fixed-rate Notes or, if we elect to remarket the Notes as floating-rate Notes, the applicable index plus the reset spread, may be higher or lower than the initial interest rate on the Notes depending on the results of the remarketing and market conditions at that time. The interest rate on the Notes will not be reset if there is not a successful remarketing and the Notes will continue to bear interest at the initial interest rate. The reset rate or, if we elect to remarket the Notes as floating-rate Notes, the applicable index plus the reset spread, will not exceed the maximum rate permitted by applicable law.

What happens if there is early settlement upon a fundamental change?

If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the 30th scheduled trading day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” means:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, as in effect on the issue date of the Corporate Units, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock) , in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our wholly-owned subsidiaries;

(3) our common stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or the announcement by any of such exchanges on which our common stock is then listed or admitted for trading that our common stock will no longer be so listed or admitted for trading, unless our common stock has been accepted for listing or admitted for trading on another of such exchanges; or

(4) our shareholders approve our liquidation, dissolution or termination;

provided that a transaction or event or series of related transactions that constitute a fundamental change pursuant to both clauses (1) and (2) above will be deemed to constitute a fundamental change solely pursuant to clause (2) of this definition of “fundamental change.”

We will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day before the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which will be the 23rd scheduled trading day prior to the fundamental change early settlement date, the reference price, the threshold appreciation price and the fixed settlement rates, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50.00 for each purchase contract being settled in immediately available funds.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. The Notes or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. We will provide each of the holders with a notice of any such extension and postponement at least 23 scheduled trading days prior to any such extension and postponement.

Unless the Treasury portfolio has replaced the Notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the Notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of                  Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

What is the ranking of the Notes?

The Notes will be subordinated to all our existing and future Senior Indebtedness. The Notes will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. See “Description of the Junior Subordinated Debentures—Subordination.”

How will the Notes be evidenced?

The Notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The Notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.

In a few special situations described in “Description of the Junior Subordinated Debentures—Book Entry Issuance—The Depository Trust Company,” a book-entry security representing the Notes will terminate and interests in it will be exchanged for physical certificates representing the Notes.

What are the United States federal income tax considerations related to the Equity Units and Notes?

The U.S. federal income tax treatment of an investment in Equity Units is not entirely clear. An owner of Equity Units will be treated for U.S. federal income tax purposes as owning the purchase contract and the applicable ownership interests in the Notes, Treasury portfolio or Treasury securities constituting the Equity Unit, as applicable. You must allocate the purchase price of the Equity Units between the Notes and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the Notes and the purchase contract. With respect to each Corporate Unit purchased in the offering, we will report the initial fair market value (as of the issue date) of each undivided interest in each note as $50 and the initial fair market value (as of the issue date) of the purchase contract as $0. This position generally will be binding on each beneficial owner of Equity Units but not on the Internal Revenue Service (“IRS”).

Under the indenture governing the Notes, we and each holder of the Notes agree, for U.S. federal, state and local income tax purposes, to treat the Notes as indebtedness that is subject to the Treasury regulations governing contingent payment debt obligations in the manner described below under “Certain United States Federal Income and Estate Tax Consequences.” As discussed more fully below, the effect of these Treasury regulations will be (1) to require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the Notes, (2) to possibly result in the accrual of original issue discount by you in excess of stated interest payments actually received by you and (3) generally to result in ordinary rather than capital gain treatment of any gain, and to some extent loss, on the sale, exchange or other disposition of a Note. If the Treasury portfolio has replaced the Notes as a component of the

Corporate Units as a result of a successful optional remarketing, an owner of Corporate Units will generally be required to include in gross income its allocable share of original issue discount and acquisition discount (as described under “Certain United States Federal Income and Estate Tax Consequences”) on applicable ownership interest in the Treasury portfolio.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined in “Certain United States Federal Income and Estate Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined in “Certain United States Federal Income and Estate Tax Consequences”) as amounts generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

Although the IRS has issued a ruling discussing certain aspects of instruments similar to the Equity Units, the Equity Units are complex financial instruments and there is no statutory, judicial or administrative authority directly addressing the tax treatment of securities with the terms of the Equity Units. Please consult your own tax advisors concerning the tax consequences of an investment in the Equity Units. For a more extensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, see “Certain United States Federal Income and Estate Tax Consequences.”

Are there limitations on the purchase, holding or disposition of the Corporate Units with assets of, or on behalf of, a Plan?

Yes. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and other U.S. and non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction rules of Title I of ERISA or section 4975 of the Code (collectively, “Similar Law”) may impose restrictions on the purchase, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) by (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to section 4975 of the Code or applicable Similar Laws and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) collectively referred to herein as “Plans”). Corporate Units (and the securities underlying the Corporate Units) may be purchased with assets of, or on behalf of, Plans subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code and/or Similar Laws applicable to investments by such Plan. An investing fiduciary that proposes to cause a Plan, or to act on behalf of a Plan, to purchase Corporate Units (and the securities underlying the Corporate Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or Similar Laws, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable, and should determine on its own whether all conditions of such exemption or exemptions have been, and will continue to be, satisfied. See “Certain Considerations for Employee Benefit Plans and other Retirement Arrangements.”

What are the uses of proceeds from the offering?

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $                 (approximately $                 if the underwriters exercise their option to purchase additional Corporate Units in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses. These net proceeds will be used to support AEP’s overall capital expenditure plans, to repay debt, or for other general corporate purposes.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt or for other general corporate purposes. We do not intend to use such proceeds to repurchase shares of our common stock.

What are the risks relating to the Equity Units?

Investing in the Equity Units involves risks. Before making an investment decision, you should carefully consider the risks described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. See the “Risk Factors” section on page S-28 of this prospectus supplement for more information.

The Offering—Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in Notes, Corporate Units and Treasury Units.

Corporate Units

A Corporate Unit consists of two components as described below:

Purchase Contract	1/20 Ownership Interest in Notes(2)

(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (August 15, 2023) + Contract Adjustment Payments % per annum paid quarterly(1)	(Owed to Holder) Interest % per annum paid quarterly(3) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually)

(Owed to AEP) $50.00 at Purchase Contract Settlement Date (August 15, 2023)	(Owed to Holder) $50.00 at Maturity (August 15, 2025)(4)

(1)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Contract Adjustment Payments” below.
(2)	Each owner of an undivided beneficial ownership interest in Notes will be entitled to 1/20 of each interest payment paid in respect of a $1,000 principal amount Note.

(3)

Interest payments may be deferred as described under “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments” below. In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.

(4)

Notes will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in Notes represents a 1/20 undivided beneficial ownership interest in a Note having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/20 undivided beneficial ownership interest in a Note having a principal amount of $1,000 that forms a part of the Corporate Unit, but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract.

If the Treasury portfolio has replaced the Notes as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the Notes as a component of the Corporate Unit.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

Purchase Contract	1/20 Ownership Interest in Treasury Security

(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (August 15, 2023) + Contract Adjustment payments % per annum paid quarterly(2)

(Owed to AEP) $50.00 at Purchase Contract Settlement Date (August 15, 2023)	(Owed to Holder) $50.00 at Maturity (July 15, 2023)

(1)

Treasury Units may only be created in integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the Notes held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

(2)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Contract Adjustment Payments” below.

The holder of a Treasury Unit owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

(1)	The “reference price” is $ , which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced in this offering.
(2)	The “threshold appreciation price” is equal to $50.00 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $ .
(3)	If the applicable market value of our common stock is less than or equal to the reference price of $ , shares of our common stock (subject to adjustment).
(4)

If the applicable market value of our common stock is greater than the reference price and less than the threshold appreciation price of $                , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50.00 by the applicable market value, rounded to the nearest ten thousandth of a share.

(5)

If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be                shares (subject to adjustment).

(6)

The “applicable market value” means the average VWAP of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs).

The Notes

The Notes have the terms described below:

Notes

(Owed to Holder)

Interest

% per annum paid quarterly(1)

(following a successful remarketing,

interest will be payable at reset rate

and will be payable semi-annually

or, if the Notes are remarketed

as floating-rate Notes, quarterly)

(Owed to Holder) $1,000 at Maturity (August 15, 2025)(2)

(1)

Interest payments may be deferred as described under “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments” and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Junior Subordinated Debentures—Remarketing.” In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.

(2)	In connection with a remarketing, we may remarket the Notes as fixed-rate Notes or floating-rate Notes, all as described under “Description of the Purchase Contracts—Remarketing.”

Transforming Corporate Units into Treasury Units and Notes

(1)

Each holder will own a 1/20 undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a Note having a principal amount of $1,000.

(2)

Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event. In connection with a remarketing, we may remarket the Notes as fixed-rate Notes or floating-rate Notes, all as described under “Description of the Junior Subordinated Debentures—Remarketing.”

(3)

Interest payments may be deferred as described in this prospectus supplement and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Junior Subordinated Debentures—Option to Defer Interest.” In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.

(4)

Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Remarketing.” The diagram above describes each of a Corporate Unit, a Treasury Unit and a separate Note.

•	Because the Notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•

To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and a Note having a principal amount of $1,000—and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on July 15, 2023.

•

The Note, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 20 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•

Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 20 Treasury Units and a Note having a principal amount of $1,000 into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.

Date	Event
May 4, 2023 (five business days prior to the first day of the optional remarketing period)	We will, or we will request that the depository, notify holders of Corporate Units, Treasury Units and separate Notes of our election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.

May 9, 2023 (two business days prior to the beginning of the optional remarketing period)

•  Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•  Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

•  Last day for holders of separate Notes to give notice of their election or to revoke their election to participate in the optional remarketing.

May 11, 2023 to July 27, 2023

Optional remarketing period:

•  if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the

Date	Event

optional remarketing will occur on the second business day following the optional remarketing date (unless the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date); and

•  if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.

No later than July 28, 2023 (seven calendar days prior to the first day of the final remarketing period)	If there has not been a successful optional remarketing, we will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.

July 28, 2023 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.

August 2, 2023 (two business days prior to the first day of the final remarketing period)

•  Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;

•  Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

•  Last day for holders of separate Notes to give notice of their election or to revoke their election to participate in the final remarketing; and

•  Last day for holders of Corporate Units or

Date	Event
Treasury Units to settle the related purchase contracts early.

August 3, 2023 (one business day prior to the first day of the final remarketing period)	Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).

August 4, 2023 to August 10, 2023 (final remarketing period)	If there has not been a successful optional remarketing, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

August 11, 2023 (two business days prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date.

August 14, 2023 (one business day prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.

August 15, 2023 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the Notes.

RISK FACTORS

Investing in the Equity Units involves risk. You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 before investing in the Equity Units, as well as the further risk factors we provide below. For a further discussion of the recent COVID-19 pandemic and its impact on our business, see the Executive Overview under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 and Part II, Item 1A under the heading “Risk Factors” in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described are those presently known to us.

The Corporate Units consist of a purchase contract to acquire our common stock and an interest in Notes issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the Notes as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the Notes; you would be making an investment decision with respect to our common stock and the Notes as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying base prospectus about these securities.

Risks Relating to our Business

You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 before investing in the Equity Units. In addition, we provide the following risk factor.

AEP’s Financial Condition and Results of Operations could continue to be Adversely Affected by the Ongoing Coronavirus Pandemic

AEP is responding to the global 2019 novel coronavirus (COVID-19) pandemic by taking steps to mitigate the potential risks posed by its spread. Its rapid spread around the world and throughout the United States prompted many countries, including the United States, to institute restrictions on travel, public gatherings and certain business operations. These restrictions significantly disrupted economic activity in AEP’s service territory and has reduced demand for energy, particularly from commercial and industrial customers. AEP provides a critical service to its customers which means that it must keep its employees who operate its businesses safe and minimize unnecessary risk of exposure to the virus. AEP has updated and implemented a company-wide pandemic plan to address specific aspects of the coronavirus pandemic. This plan guides AEP’s emergency response, business continuity, and the precautionary measures that AEP is taking on behalf its employees and the public. AEP has taken extra precautions for its employees who work in the field and for employees who continue to work in its facilities, and AEP has implemented work from home policies where appropriate.

During the first quarter of 2020, AEP informed both retail customers and state regulators that disconnections for non-payment have been temporarily suspended. Disconnections are anticipated to be reinstated starting in the third quarter of 2020 in Ohio, Virginia, West Virginia, Indiana, Michigan, Oklahoma, Louisiana and Texas. These uncertain economic conditions may result in the inability of customers to pay for electric service, which could affect revenue recognition and the collectability of accounts receivables. These conditions might also impact the companies’ access to and cost of capital. This is a rapidly evolving situation that could lead to extended disruption of economic activity in AEP’s markets.

AEP has instituted measures to ensure its supply chain remains open; however, there could be global shortages that will impact AEP’s maintenance and capital programs that AEP currently cannot anticipate. AEP will continue to monitor developments affecting both its workforce and its customers, and will take additional precautions that are determined to be necessary in order to mitigate the impacts.

AEP continues to implement strong physical and cyber security measures to ensure that its systems remain functional in order to both serve its operational needs with a remote workforce and keep them running to ensure uninterrupted service to customers.

In addition, the economic disruptions caused by COVID-19 could also adversely impact the impairment risks for certain long-lived assets, equity method investments and goodwill. Market volatility and reduction in collections coupled with longer collection periods due to the expansion of customer payment arrangements could reduce cash from operations and cause an adverse impact to liquidity.

AEP will continue to review and modify its plans as conditions change. Despite AEP’s efforts to manage these impacts, their ultimate impact also depends on factors beyond AEP’s knowledge or control, including the duration and severity of this outbreak, its impact on economic and market conditions, as well as third-party actions taken to contain its spread and mitigate its public health effects. Therefore, AEP currently cannot estimate the potential impact to its financial position, results of operations and cash flows.

Risks Relating to the Equity Units

You assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average VWAP of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), which we refer to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $            , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average VWAP of our common stock over a different period of days.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price. If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 80.00% of the value of the shares of common stock you could have purchased with $50.00 at the closing price of our common stock on the date of the pricing of the Equity Units.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, Notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below), is in excess of $             per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, may be subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Equity Units. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

The secondary market for the Corporate Units, Treasury Units or Notes may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or Notes will trade or whether a market for them will be liquid or illiquid. There is currently no market for our Corporate Units, Treasury Units or Notes. We intend to apply to list the Corporate Units on the New York Stock Exchange under the symbol “AEPPRC” and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. If the Treasury Units or the Notes are separately traded to a sufficient extent that applicable exchange listing or quotation system requirements are met, we may endeavor to list the Treasury Units or the Notes on the same exchange or quotation system as the Corporate Units. However, there can be no assurance that we will list the Treasury Units or the Notes. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the Notes, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units, if approved for listing, will not be de-listed from the New

York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will be the beneficial owner of the undivided beneficial ownership interests in Notes, Treasury securities or applicable ownership interests in the portion of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?”, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the U.S. Bankruptcy Code, and claims arising out of the Notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Upon a successful remarketing of the Notes, the terms of your Notes will be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the Notes, the remarketing agent will agree to use its commercially reasonable efforts to sell the Notes included in the remarketing. In connection with the remarketing, we may change the method of calculating interest payments on the Notes. If the remarketing is successful, the modified terms will apply to all the Notes, even if they were not included in the remarketing. However, holders of the Notes must elect to participate in the remarketing before knowing what the modified terms of the Notes will be. Whenever we remarket the Notes, we will notify holders of Corporate Units, Treasury Units and separate Notes of such remarketing. You may determine that the revised terms of the Notes you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the Notes. For example, the interest rate on the Notes may be reduced in connection with the remarketing.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The Notes constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in Notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

The indenture under which the Notes will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional Senior Indebtedness, under the indenture pursuant to which the Notes will be issued. As of June 30, 2020, we, and our subsidiaries, had total consolidated indebtedness of $33.1 billion. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, except as described under “Description of the Junior Subordinated Debentures—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

There are no financial covenants in the indenture. Except for the covenants described under “Description of the Junior Subordinated Debentures—Consolidation, Merger or Sale,” there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of the Company.

The Notes and the contract adjustment payments are subordinated to our existing and future Senior Indebtedness and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.

The Notes and the contract adjustment payments will be obligations exclusively of AEP and will not be guaranteed by any of our subsidiaries. The Notes and contract adjustment payments are subordinated to our existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Debentures—Subordination”) and will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the Notes will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

As of June 30, 2020, AEP had approximately $3.9 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the Notes. Additionally, as of June 30, 2020, our subsidiaries had approximately $24.4 billion of outstanding long-term debt (including securities due within one year), which debt is structurally senior to the Notes.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the Notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.

We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.

We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd–Frank Wall Street Reform and Consumer Protection Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Equity Units.

In addition, if investors and potential purchasers seeking to employ an arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the Equity Units may be adversely affected.

If we exercise our right to defer interest payments on the Notes, the market price of the Corporate Units and any separate Notes is likely to be adversely affected.

Prior to any successful remarketing of the Notes, we may at our option defer interest payments on the Notes one or more times for one or more consecutive interest periods. During any “deferral period” (as defined under “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments” below), holders of the Notes will receive no current payments and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash within 30 days of the date due after the end of the deferral period. If we exercise our right to defer interest, the market price of the Corporate Units and any separate Notes is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Corporate Units and any separate Notes may be more volatile than would otherwise be the case. In addition, there is the risk that we may not be able to pay such deferred interest (including compounded interest thereon) in the future.

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

Although the IRS has issued a ruling addressing the treatment of units similar to the Equity Units, the U.S. federal income tax consequences of the purchase, ownership, and disposition of the Equity Units are unclear. No statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the ruling would apply to the Equity Units. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the Notes as indebtedness for U.S. federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units. See “Certain United States Federal Income and Estate Tax Consequences.”

You may have to pay taxes with respect to constructive distributions on common stock even though you do not receive any cash related thereto.

For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or failure to decrease) the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in (or failure to decrease) the fixed settlement rates. If you are a non-U.S. holder (as defined under “Certain United States Federal Income and Estate Tax Consequences”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable tax treaty. See “Certain United States Federal Income and Estate Tax Consequences—U.S. Holders—Purchase Contracts—Constructive Distributions and Dividends” and “Non-U.S. Holders—U.S. Federal Withholding Tax.”

We will report contract adjustment payments as ordinary income and we will withhold tax on contract adjustment payments made to non-U.S. holders.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Certain United States Federal Income and Estate Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Certain United States Federal Income and Estate Tax Consequences”) as amounts generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. However, contract adjustment payments that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder) are not subject to withholding tax, provided that the holder satisfies the relevant certification requirements, but instead are generally subject to U.S. federal income tax on a net income basis. Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

We will treat the notes as contingent payment debt instruments and you will be required to accrue original issue discount.

Under the indenture, we and each holder agree, for U.S. federal, state and local income tax purposes, to treat the Notes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments in the manner described below under “Certain United States Federal Income and Estate Tax Consequences.” As a result, you will be required to include any original issue discount in income during your ownership of the Notes, subject to some adjustments. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, exchange or other disposition of the Notes at any time up to six months after the date on which the interest rate on the notes is reset; thus, the ability to offset such ordinary income with a loss, if any, on a purchase contract may be limited. See “Certain United States Federal Income and Estate Tax Consequences.”

FORWARD LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially. Among the factors that could cause actual results to differ materially include, but are not limited to:

•	Changes in economic conditions, electric market demand and demographic patterns in AEP service territories.

•

The impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, electricity usage, employees, customers, service providers, vendors and suppliers.

•	Inflationary or deflationary interest rate trends.

•	Volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt.

•	The availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material.

•	Decreased demand for electricity.

•	Weather conditions, including storms and drought conditions, and the ability to recover significant storm restoration costs.

•

The cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel.

•	The availability of fuel and necessary generation capacity, the performance of generation plants and the availability of fuel.

•	The ability to recover fuel and other energy costs through regulated or competitive electric rates.

•

The ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs.

•

New legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery and/or profitability of generation plants and related assets.

•	Evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel.

•

Timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance.

•	Resolution of litigation.

•	The ability to constrain operation and maintenance costs.

•	Prices and demand for power generated and sold at wholesale.

•	Changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation.

•	The ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives.

•	Volatility and changes in markets for capacity and electricity, coal and other energy-related commodities, particularly changes in the price of natural gas.

•

Changes in utility regulation and the allocation of costs within regional transmission organizations, including Electric Reliability Council of Texas regional transmission organization, Pennsylvania – New Jersey – Maryland regional transmission organization and Southwest Power Pool regional transmission organization.

•	Changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market.

•	Actions of rating agencies, including changes in the ratings of debt.

•

The impact of volatility in the capital markets on the value of the investments held by the pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements.

•	Accounting standards periodically issued by accounting standard-setting bodies.

•

Other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events.

•	The ability to attract and retain the requisite work force and key personnel.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained or incorporated by reference in this prospectus supplement might not occur. Neither AEP nor the underwriters undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the Securities and Exchange Commission (“SEC”). We also file annual, quarterly and special reports and other information with the SEC. You may also examine our SEC filings through the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) until we sell all the Equity Units.

•	Annual Report on Form 10-K for the year ended December 31, 2019;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020; and

•	Current Reports on Form 8-K dated March 3, 2020, March 23, 2020, March 30, 2020 and April 21, 2020.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

American Electric Power Service Corporation

1 Riverside Plaza

Columbus, Ohio 43215

614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and in any written communication from us or any underwriter specifying the final terms of the offering. We have not authorized anyone else to provide you with different information. We are not making an offer of the Equity Units in any state or jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on their respective covers.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $                (approximately $                 if the underwriters exercise their option to purchase additional Corporate Units in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses. These net proceeds will be used to support AEP’s overall capital expenditure plans, to repay debt, or for other general corporate purposes.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt or for other general corporate purposes. We do not intend to use such proceeds to repurchase shares of our common stock.

CAPITALIZATION

The table below shows our unaudited capitalization on a consolidated basis as of June 30, 2020. The “As Adjusted” column reflects our capitalization after giving effect to this offering and the intended use of the net proceeds from this offering. The table below assumes that the over-allotment option is not exercised in this offering.

You should read this table along with our audited and unaudited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. See “Where You Can Find More Information.”

	As of June 30, 2020
	Actual	As Adjusted
	(In millions)	(In millions)
Short-term borrowings	$3,076.6	$
Long-term debt:
Long-term	28,775.4
Junior subordinated debentures offered hereby	—
Shareholders’ equity	20,007.4

Total Capitalization	$51,859.4	$

ACCOUNTING TREATMENT

The net proceeds from the sale of the Equity Units will be allocated between the purchase contracts and the Notes in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to shareholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50.00 on the purchase contract and will issue the requisite number of shares of our common stock. The $50.00 that we receive will be credited to shareholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of $                .

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Equity Units. It is possible that our accounting for the purchase contracts and the notes could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

In this Description of the Equity Units, “AEP,” “we”,” “us,” “our” and the “Company” refer only to American Electric Power Company, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the Notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Junior Subordinated Debentures” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Junior Subordinated Debentures—Ranking”), the supplemental indenture (as defined under “Description of the Junior Subordinated Debentures—Ranking”), the Notes and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement among us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 15,000,000 Corporate Units (or 17,000,000 Corporate Units if the underwriters exercise their option to purchase additional Corporate Units in full), each with a stated amount of $50.00.

Each Corporate Unit offered will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, on August 15, 2023 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50.00, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•

we will pay the holder quarterly contract adjustment payments at the rate of     % per year on the stated amount of $50.00, or $                 per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and

either:

•

a 1/20 undivided beneficial ownership interest in a $1,000 principal amount     % junior subordinated debenture due 2025 issued by us, and under which we will pay to the holder 1/20 of the interest payment on a $1,000 principal amount Note at the initial rate of     %, or $             per year per $1,000 principal amount of Notes, subject to our right to defer such interest payments as described under “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments;” or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to the Treasury portfolio,

(1) a 1/20 undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2) for the scheduled interest payment occurring on the purchase contract settlement date, a     % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the Note or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50.00 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for a Note

Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for a Note a zero-coupon U.S. Treasury security (for example, CUSIP No. 912821ET8) with a principal amount at maturity equal to $1,000 and maturing on July 15, 2023, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the Note would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because Treasury securities and Notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50.00, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•

we will pay the holder quarterly contract adjustment payments at the rate of     % per year on the stated amount of $50.00, or $     per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20 undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

To create 20 Treasury Units, a holder is required to:

•

deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related Note.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related Note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related Note to the holder; and

•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the Note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Note thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent a Note having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because Treasury securities and Notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 20 Corporate Units, a holder is required to:

•

deposit with the collateral agent a Note having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a Note having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the Note having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.

The $1,000 principal amount Note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Payments on the Equity Units

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $50.00 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing November 15, 2020. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the Notes (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of     % per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the Notes that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate Notes for as long as they hold the Notes.

We have the right to defer payment of quarterly contract adjustment payments and of interest on the Notes as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments,” respectively.

Listing

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “AEPPRC.” Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for a Note” or “—Recreating Corporate Units,” neither the Note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The Note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or Notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may endeavor to cause the Treasury Units or Notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange. However, there can be no assurance that we will list the Treasury Units or the Notes.

Ranking

The Notes, which are included in the Equity Units, will be our junior subordinated obligations, subordinated to our existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Debentures—Subordination”). The Notes will be issued under our subordinated indenture and the supplemental indenture (each defined under “Description of the Junior Subordinated Debentures— Ranking”).

In addition, our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Debentures—Subordination”).

The Notes and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the Notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Voting and Certain Other Rights

Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.

Agreed Tax Treatment

Each beneficial owner of an Equity Unit, by acceptance of a beneficial interest therein, will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (1) to treat itself as the owner, separately, of each of the applicable purchase contract and the related Note or the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, (2) to treat the Note as indebtedness that is a “contingent payment debt instrument” (as that term is used in U.S. Treasury regulations section 1.1275-4), (3) to be bound by our determination of the comparable yield and payment schedule with respect to the Note, and’ (4) to allocate, as of the issue date, 100.00% of the purchase price paid for the Corporate Units to its ownership interest in the Note and 0.00% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0.00 and the beneficial owner’s initial tax basis in each Note as $50.00. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Certain United States Federal Income and Estate Tax Consequences.”

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law, provided that any of the Equity Units repurchased by us will be cancelled.

DESCRIPTION OF THE PURCHASE CONTRACTS

The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Junior Subordinated Debentures—Ranking”), the supplemental indenture (as defined under “Description of the Junior Subordinated Debentures—Ranking”), the Notes and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Purchase of Common Stock

Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on August 15, 2023 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50.00 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1) If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $            , the settlement rate will be              shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”).

Accordingly, if the market price for our common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2) If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $        , which will be

the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced in this offering, the settlement rate will be a number of shares of our common stock equal to $50.00 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3) If the applicable market value of our common stock is less than or equal to the reference price of $            , the settlement rate will be              shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to this settlement rate as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The threshold appreciation price is equal to $50.00 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $            .

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be             , the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

The “applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page AEP <EQUITY> AQR (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means, for purposes of determining a VWAP or closing price, a day (1) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (2) on which there has not occurred or does not exist a market disruption event.

A “market disruption event” means any of the following events:

•

any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining a VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system; or

•

any event (other than a failure to open or, except for purposes of determining a VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining a VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•

the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining a VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.

If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•

a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change;”

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash;” or

•	an event described under “—Termination” has occurred;

then, on the purchase contract settlement date,

•

in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•

in the case of Corporate Units where the Treasury portfolio or cash has replaced the Notes as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50.00 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•

in the case of Corporate Units where the Notes have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•

in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•

agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•

consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in Notes, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•

agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the Notes, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above.

Remarketing

We have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the optional remarketing period.

During a blackout period that relates to each remarketing period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the Notes that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate Notes whose holders have elected to participate in the remarketing, as described under “Description of the Junior Subordinated Debentures—Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed.

In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect (but shall not be required to elect) to remarket the Notes as fixed-rate Notes or floating-rate Notes and, in the case of floating-rate Notes, provide that the interest on the Notes will be equal to an index rate determined by the Company plus a spread determined by the remarketing agent, in consultation with the Company, in which case interest on the Notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate Notes bearing interest at a rate based on such index rate).

All such modifications shall take effect only if the remarketing is successful, without the consent of the holders, upon the earlier of the optional remarketing settlement date and the purchase contract settlement date, and will apply to all of the Notes whether or not included in the remarketing. See “Description of the Junior Subordinated Debentures—Remarketing.” If we

conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward), or if the Notes are remarketed as floating-rate Notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below. The interest deferral provisions of the Notes will not apply after a successful remarketing.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the Notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose Notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the Notes over a period selected by us that begins on or after May 11, 2023 (the third business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before July 27, 2023 (the eighth calendar day immediately preceding the first day of the final remarketing period). We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the Notes are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units and any separate Notes whose holders have elected to participate in the optional remarketing, as described under “Description of the Junior Subordinated Debentures—Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes that results in proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate Notes purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the Notes remarketed as fixed-rate Notes, or determine the interest rate spread for the Notes remarketed as floating-rate Notes, as described under “Description of the Junior Subordinated Debentures—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of our election to conduct an optional remarketing no later than five business days prior to the date we begin the optional remarketing.

Notwithstanding anything in this prospectus supplement to the contrary, we may not elect to conduct an optional remarketing if we are then deferring interest on the Notes. See “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments.”

An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the Treasury portfolio purchase price and the separate Notes purchase price.

Following a successful optional remarketing of the Notes, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the Notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate Notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate Notes.

If we elect to conduct an optional remarketing and the remarketing is successful:

•

settlement with respect to the remarketed Notes will occur on the second business day following the optional remarketing date, unless the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•

the interest rate on the Notes will be reset, or, if we remarketed the Notes as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	except in the case when the Notes are remarketed as floating-rate Notes, interest on the Notes will be payable semi-annually;

•	the interest deferral provisions will cease to apply to the Notes;

•	the other modifications to the terms of the Notes, as described under “—Remarketing,” will become effective;

•

after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the Notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the Notes during the final remarketing period.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.

Following a successful optional remarketing, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Notes underlying the undivided beneficial ownership interests in Notes included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Notes underlying the undivided beneficial ownership interests in Notes included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in Notes that are components of the Corporate Units and the portion of the Treasury portfolio described in the first bullet will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50.00 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the Treasury portfolio described in the second bullet, which will equal the interest payment (without reference to the reset of the interest rate) that would have been paid on the Notes that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we elect to remarket the Notes during the optional remarketing period and a successful remarketing has not occurred on or prior to July 27, 2023 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the Notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.

Final Remarketing

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the Notes during the five business day period ending on, and including, August 10, 2023 (the third business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the Notes are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate Notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes to be remarketed that results in proceeds of at least 100% of the principal amount of all the Notes offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on the Notes if the Notes are remarketed as fixed-rate Notes, or determine the interest rate spread on the Notes if the Notes are remarketed as floating-rate Notes, as described under “Description of the Junior Subordinated Debentures—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate Notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate Notes in the case of a failed remarketing if a holder of separate Notes wishes to exercise its right to put its Notes to us as described below and under “Description of the Junior Subordinated Debentures—Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the aggregate principal amount of all the Notes offered in the remarketing.

If the final remarketing is successful:

•	settlement with respect to the remarketed Notes will occur on the purchase contract settlement date;

•

the interest rate of the Notes will be reset, or, if the Notes are remarketed as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Junior Subordinated Debentures—Interest Rate Reset” below;

•	the other modifications to the terms of the Notes, as described under “—Remarketing,” will become effective; and

•

the collateral agent will remit the portion of the proceeds equal to the total principal amount of the Notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, any excess proceeds attributable to Notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such Notes and proceeds from the final remarketing attributable to the separate Notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate Notes.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The Notes of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of Notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Junior Subordinated Debentures—Remarketing of Notes That Are Not Included in Corporate Units.”

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the Notes during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the Notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all

Notes will have the right to put their Notes to us for an amount equal to the principal amount of their Notes (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the Notes underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50.00 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related Notes underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

If a successful final remarketing has not occurred on or prior to August 10, 2023 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the Notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the Notes as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of              Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50.00 times the number of purchase contracts being settled; plus

•

if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of              shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. We will cause, no later than the second business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related Notes or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.

If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50.00 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

If a “fundamental change” (as defined below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value were determined, for such purpose, based on the market value averaging period starting on the 23rd scheduled trading day prior to the fundamental change early settlement date and ending on the third scheduled trading day immediately preceding the fundamental change early settlement date, plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

If 20 trading days for our common stock have not occurred during the deemed market value averaging period referred to in the preceding paragraph, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the fundamental change early settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.

We will provide each of the holders with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day before the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which will be the 23rd scheduled trading day prior to the fundamental change early settlement date, the reference price, the threshold appreciation price and the fixed settlement rates, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third scheduled trading day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50.00 for each purchase contract being settled in immediately available funds.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, as in effect on the issue date of the Corporate Units, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our wholly-owned subsidiaries;

(3) our common stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or the announcement by any of such exchanges on which our common stock is then listed or admitted for trading that our common stock will no longer be so listed or admitted for trading, unless our common stock has been accepted for listing or admitted for trading on another of such exchanges; or

(4) our shareholders approve our liquidation, dissolution or termination;

provided that a transaction or event or series of related transactions that constitute a fundamental change pursuant to both clauses (1) and (2) above will be deemed to constitute a fundamental change solely pursuant to clause (2) of this definition of “fundamental change.”

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the Notes or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. We will provide each of the holders with a notice of any such extension and postponement at least 23 scheduled trading days prior to any such extension and postponement.

Unless the Treasury portfolio has replaced the Notes as a component of the Corporate Units as result of a successful remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the Notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of              Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•	otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

Stock Price on Effective Date
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2020
, 2021
, 2022
, 2023

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•

if the stock price is in excess of $                 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•

if the stock price is less than $                 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash

Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.

The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.

Upon receipt of the cash payment, the related Note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its Notes in the final remarketing, or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.

Any cash received by the collateral agent upon cash settlement may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of         % of the stated amount of $50.00 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2020.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 30th day of the month immediately preceding the month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day) or if the Equity Units are held in book-entry form, the “record date” will be the business day immediately preceding the applicable payment date. These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness (as defined under “Description of the Junior Subordinated Debentures—Subordination”) and will rank on parity with the Notes.

We may, at our option and upon prior written notice to the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to     % per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.

The restrictions listed above do not apply to:

(a)

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)

the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)

dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)

payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or

(g)

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator of which will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2) Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such right, option, or warrant or other security), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this clause (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.

(3) Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of our indebtedness, other assets or property of ours or other securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which shall be the current market price of our common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock exceeds the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which are or will, upon issuance, be listed on a U.S. securities exchange or quotation system, which we refer to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that dividend or distribution will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•

if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex-date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex-date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(5) Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period in an amount that exceeds $0.70 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

Notwithstanding the foregoing, if (1) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (2) the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(6) Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

•	each fixed settlement rate by

•

a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by us of purchased shares (as defined below)), and (2) the denominator of which will be equal to the product of (a) the current market price on the date of the expiration time and (b) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by us in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).

For purposes of paragraphs (2) through (6) (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (6) above, the last day of the measurement period shall be the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex-date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Certain United States Federal Income and Estate Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Certain United States Federal Income and Estate Tax Consequences—U.S. Holders—Purchase Contracts” and “Certain United States Federal Income and Estate Tax Consequences—Non-U.S. Holders—Dividends.”

In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than each day of any market value averaging period and the time at which we are otherwise required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (1) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (2) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•

any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•

any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (1) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (2) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).

Upon any termination event, the Equity Units will represent the right to receive the Notes underlying the undivided beneficial interest in the Notes, applicable ownership interests in the Treasury Portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders notice of such termination event and the collateral agent will release the related interests in the Notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the Notes, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000, the purchase contract agent may request that we issue Notes in denominations of $50.00 and integral multiples thereof in exchange for Notes in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the Notes will be subject to the equitable jurisdiction and powers of the bankruptcy court.

A “termination event” means any of the following events with respect to the Company:

(1) at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2) at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3) at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the Notes, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio (as described under the first bullet of the definition of “Treasury portfolio”), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security for the related Note, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note;”

•	in the case of Treasury Units, to substitute a Note for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the Notes as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related Notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the Notes as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this Description of the Purchase Contract and Pledge Agreement, “AEP,” “we,” “us,” “our” and the “Company” refer only to American Electric Power Company, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

Except as described under “—Book-Entry System” in the accompanying prospectus, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s

Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events;

•	to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement;

•

to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not materially and adversely affect the rights of any holders of Equity Units; and

•

to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•

except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the rights of the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•

reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•

reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will agree not to consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person unless (1) the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer, or which leases, our property and assets, substantially as an entirety, is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements in form satisfactory to the purchase contract agent, the collateral agent and the notes trustee, executed and delivered to the purchase contract agent, the collateral agent and the notes trustee by such corporation, and (2) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.

In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the purchase contract agent, The Bank of New York Mellon Trust Company, N.A. will serve as the “notes trustee” for the Notes. We and certain of our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under our indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Information Concerning the Collateral Agent

The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the collateral agent, The Bank of New York Mellon Trust Company, N.A. will serve as the “notes trustee” for the Notes. We and certain of our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under our indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Miscellaneous

The purchase contract and pledge agreement will provide that we will, at all times prior to the purchase contract settlement date, reserve and keep available, free from preemptive rights, out of our authorized but unissued common stock the maximum number of shares of our common stock issuable against payment (including the maximum number of make-whole shares issuable upon a fundamental change early settlement) in respect of all purchase contracts included in the Corporate Units or Treasury Units evidenced by the outstanding certificates.

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity reasonably satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any Notes owed pursuant to such holder’s applicable ownership interests in Notes or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

In this Description of the Junior Subordinated Debentures, “AEP,” “we,” “us,” “our” and the “Company” refer only to American Electric Power Company, Inc., and not to any of its subsidiaries.

The following summary description sets forth certain terms and provisions of the    % junior subordinated debentures due 2025 (the “Notes”), and to the extent inconsistent therewith replaces the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying base prospectus, to which we refer you. Because this description is a summary, it does not describe every aspect of the Notes and should be read together with the forms of the Notes, the subordinated indenture (defined below under “—Ranking”) under which the Notes will be issued, and the supplemental indenture (defined below under “—Ranking”) establishing the terms of the Notes. The subordinated indenture is filed as an exhibit to, and incorporated by reference in, the registration statement of which the accompanying base prospectus is a part. In this summary, we refer to the subordinated indenture, as supplemented by the supplemental indenture, together, as the “indenture.”

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture has been qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for provisions that apply to the Notes.

General

We will issue the Notes as a series of debt securities under the subordinated indenture. We may issue an unlimited amount of other securities under the subordinated indenture which are on parity with the Notes.

The Notes will be our unsecured and subordinated obligations and will be subordinated to all of our Senior Indebtedness (as defined under “—Subordination”). Additional information about our current outstanding indebtedness and the relative priorities of our indebtedness is described below under “—Ranking.”

The Notes will be issued in fully registered form only, without coupons. Any Notes that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the notes trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants. The authorized denominations of the Notes will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, the purchase contract agent may request that we issue Notes in denominations of $50.00 and integral multiples thereof. Except in certain circumstances described below, the Notes that are issued as global securities will not be exchangeable for Notes in definitive certificated form.

Each Corporate Unit includes a 1/20 undivided beneficial ownership interest in a Note having a principal amount of $1,000 corresponds to the stated amount of $50.00 per Corporate Unit.

The Notes will not be subject to a sinking fund provision or repayable at the option of the holders and, prior to the purchase contract settlement date, will not be subject to defeasance. After the purchase contract settlement date, the Notes will be subject to defeasance as described under “Description of the Junior Subordinated Debentures” in the accompanying base prospectus. The entire principal amount of the Notes will mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compound interest thereon, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on August 15, 2025. As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their Notes under certain circumstances. Except as set forth under “—Put Option upon Failed Remarketing” and “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. Except for the covenants described under “—Consolidation, Merger or Sale,” the indenture does not contain provisions that afford holders of the Notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

The Notes are initially being offered in one series in the principal amount of $750,000,000. If we issue additional Equity Units as a result of the underwriters’ exercise of their option to buy additional Corporate Units, solely to cover over allotments, we may, without the consent of the holders of the Notes, increase the principal amount of the series and issue up to an additional $100,000,000 principal amount of Notes of such series having the same ranking, interest rate, maturity and other terms as the Notes. Any such new Notes, together with the existing Notes, will constitute a single series of securities under the indenture. The existing Notes and any new Notes of the same series having the same terms as the Notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments.

We will not pay any additional amounts to holders of the Notes in respect of any tax, assessment or governmental charge.

Ranking

The Notes will be issued by us under our Junior Subordinated Indenture, dated as of March 1, 2008 between us and The Bank of New York Mellon Trust Company, N.A. (referred to herein as the “Indenture Trustee”), for the series of which the Notes are a part (the Unsecured Subordinated Indenture is referred to herein as the “subordinated indenture”) and the

Supplemental Indenture No. 2 to be dated as of the issue date of the Notes (the “supplemental indenture”). We may issue under the subordinated indenture additional debt securities that rank on parity with the Notes.

The Notes will be unsecured and will rank junior in payment to all of our existing and future Senior Indebtedness, as described under “—Subordination.” The Notes will also be effectively subordinated to all liabilities of our subsidiaries. A significant portion of our existing indebtedness is Senior Indebtedness. See “—Subordination.”

We are a holding company that derives substantially all of our income from our operating subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Notes or to make any funds available for such payment. Therefore, the Notes will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by our subsidiaries. In addition to trade liabilities, our operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will be effectively senior to the Notes. In addition, each subsidiary’s ability to pay dividends to us depends on statutory, regulatory and/or contractual restrictions that may be applicable to such subsidiary. The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect that we and our subsidiaries will incur from time to time additional indebtedness and other liabilities that will be senior to the Notes. At June 30, 2020, our Senior Indebtedness, on an unconsolidated basis, totaled approximately $6.9 billion. At June 30, 2020, our subsidiaries had approximately $26.2 billion of indebtedness outstanding; this amount does not include other liabilities.

Principal and Interest

The Notes will initially mature on August 15, 2025(the “stated maturity date”) and will initially bear interest from the date of original issuance at the rate of         % per annum. Subject to any deferral as described below under “—Option to Defer Interest Payments,” and subject to any changes to the interest payment dates made pursuant to a successful remarketing, interest will be payable quarterly on February 15, May 15, August 15 and November 15 of each year (each, an “interest payment date”), commencing on November 15, 2020, and at maturity (whether at the stated maturity date or otherwise). Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the Notes are registered at the close of business on the record date; if the Corporate Units or the Notes are held by a securities depository in book-entry form, the record date will be the close of business on the business day immediately preceding the applicable interest payment date; if the Corporate Units or the Notes are not held by a securities depository in book-entry form, then the record date will be the 30th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (or, if such day is not a business day, the business day next preceding such day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period; however, if we remarket the Notes as floating-rate Notes, without the consent of any holder of

Notes we may modify the basis on which interest will be calculated after the optional remarketing settlement date or the purchase contract settlement date, as applicable, to conform to the market convention applicable to floating-rate Notes using the same index.

If any interest payment date, maturity date or the date (if any) on which we are required to purchase the Notes is not a business day, then the applicable payment will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. If we remarket the Notes as floating-rate Notes, without the consent of any holder of Notes we may modify the interest payment dates to provide that if any February 15, May 15, August 15 and November 15 is not a business day, the relevant interest payment date shall be the immediately succeeding business day. “Business day,” for purposes of the indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York are generally authorized or required by law, regulation or executive order to remain closed.

The interest rate on the Notes may be reset in connection with a successful remarketing, as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and the Notes will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case when the Notes are remarketed as floating-rate Notes or in the case of a failed final remarketing, interest on the Notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Option to Defer Interest Payments

Prior to any successful remarketing of the Notes, we may elect at one or more times to defer payment of interest on the Notes for one or more consecutive interest periods. However, we will not be permitted to defer the interest payable on the purchase contract settlement date or the maturity date, and no interest payment may be deferred beyond the purchase contract settlement date or the maturity date.

Deferred interest on the Notes will bear interest at the interest rate applicable to the Notes, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (1) the next interest payment date on which we have paid all accrued and previously unpaid interest (including compounded interest thereon) on the Notes and (2) (a) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (b) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date.

We will give the holders of the Notes and the notes trustee written notice of our election to begin a deferral period at least one business day before the record date for the interest payment date on which we intend to begin a deferral period. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to (1) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (2) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date; provided that in order to end a deferral period on any scheduled interest payment date other than the purchase contract settlement date or the maturity date, we must deliver written notice thereof to holders of the Notes and the notes trustee on or before the relevant record date.

In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the Notes (whether or not such Notes were remarketed in such remarketing) on the purchase contract settlement date in cash.

If we have paid all deferred interest (including compounded interest thereon) on the Notes, we can again defer interest payments on Notes as described above. The indenture does not limit the number or frequency of interest deferral periods.

If we have not paid all such deferred amounts (including compounded interest thereon) in cash for a period of 30 days following the end of the deferral period, we will be in default under the indenture. See “Description of Junior Subordinated Debt Securities—Events of Default.” We currently do not intend to exercise our option to defer interest on the Notes.

In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

We have agreed that if a deferral period is continuing with respect to the Notes or we have given notice of a deferral period and the deferral period has not yet commenced, then until all deferred interest (including compounded interest thereon) has been paid, we will not:

(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

(ii)

make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the Notes (including the “junior subordinated debentures” (as defined in the accompanying base prospectus)); or

(iii)	make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if the guarantee ranks on parity with, or junior to, the Notes.

The restrictions listed above do not apply to:

(a)	purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date the payment of interest is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (i) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)

the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(d)

dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)

payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the indenture to make interest payments in part; or

(g)

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Remarketing

The Notes will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect (but will not be required to elect) to remarket the Notes as fixed-rate Notes or floating-rate Notes and, in the case of floating-rate Notes, provide that the interest rate on the Notes will be equal to an index selected by us plus a spread determined by the Remarketing Agent, in consultation with us, in which case interest on the Notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate Notes bearing interest at a rate based on such index rate).

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all Notes, whether or not included in the remarketing. If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the Notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward), or if the Notes are remarketed as floating-rate Notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, even if they were not included in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing” The interest deferral provisions of the Notes will not apply after a successful remarketing.

Except in the case of Notes remarketed as floating-rate Notes or in the case of a failed final remarketing, interest on the Notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Remarketing of Notes That Are Not Included in Corporate Units

At any time after we give notice of a remarketing (other than during a blackout period), holders of Notes that do not underlie Corporate Units may elect to have their Notes remarketed in such remarketing in the same manner as Notes that underlie Corporate Units by delivering their Notes along with a notice of this election to the custodial agent. The custodial agent will hold the Notes separate from the collateral account in which the pledged securities will be held. Holders of Notes electing to have their Notes remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during the optional remarketing period, each holder of separate Notes that elects to have its Notes remarketed will receive, for each $1,000 principal amount of Notes sold, the remarketing price per Note. The “remarketing price per Note” means, for each $1,000 principal amount of Notes, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of Notes having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the Notes in an optional remarketing, the “separate Notes purchase price” means the amount in cash equal to the product of (1) the remarketing price per Note and (2) the number of Notes having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate Notes that elects to have its Notes remarketed will receive an amount, for each $1,000 principal amount of Notes, equal to $1,000 in cash. Any accrued and unpaid interest on such Notes, including any accrued and unpaid deferred interest (including compounded interest thereon), will be paid in cash by us, on the purchase contract settlement date.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on the Notes may be reset, or if the Notes are remarketed as floating-rate Notes may be changed to a floating rate equal to an index selected by us plus a reset spread, on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the second business day following the optional remarketing date (or, if the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, the third business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate or, if the Notes are remarketed as floating-rate Notes, the reset spread will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate or spread the Notes should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate Notes purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate or reset spread will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate the Notes should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the Notes being remarketed. In any case, a reset rate or the applicable index plus the reset spread may be higher or lower than the initial interest rate of the Notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate or the applicable index plus the reset spread exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on the Notes remarketed as fixed-rate Notes will be payable on a semi-annual basis on February 15 and August 15 of each year.

If the Notes are not successfully remarketed, the interest rate will not be reset and the Notes will continue to bear interest at the initial annual interest rate of         %.

The remarketing agent is not obligated to purchase any Notes that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

Put Option upon Failed Remarketing

If the Notes have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of Notes will have the right to require us to purchase their Notes on the purchase contract settlement date, upon at least two business days’ prior notice in the case of Notes that are not included in Corporate Units, at a price equal to the principal amount of such Notes. In such circumstances, holders of Notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.

In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold Notes as part of Corporate Units you will be deemed to have exercised your option to put the Notes to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and we will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the Notes, but we do not have to give you prior notice or follow any other redemption procedures.

Redemption

The Notes are not subject to redemption prior to maturity at our option.

Events of Default

See “Description of the Junior Subordinated Debentures – Events of Default” in the accompanying prospectus.

A valid extension of the interest payment period by the Company as contemplated in the indenture shall not constitute a default in the payment of interest giving rise to an “Event of Default” under the accompanying prospectus.

However, an “Event of Default” with respect to the Notes will occur if we fail to pay the purchase price of any Note on the purchase contract settlement date, if required under “—Put Option upon Failed Remarketing” above.

Consolidation, Merger or Sale

See “Description of the Junior Subordinated Debentures – Consolidation, Merger or Sale” in the accompanying prospectus.

Modification of Indenture

Without Holder Consent

Without the consent of any holders of Notes, we and the notes trustee may from time to time amend and/or supplement the indenture and the Notes for the following purposes:

•

following the purchase contract settlement date, to supplement any of the provisions of the Notes to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to the indenture, provided that any such action will not adversely affect the interests of any holder of any Note in any material respect;

•

modify the remarketing provisions of the Notes in a manner not materially adverse to the rights of the holders (it being understood that any modification of the terms of the Notes in connection with a remarketing that is made in accordance with the terms of the indenture may be made without the consent of any holders of the Notes); and

•

to conform the terms of the indenture and the Notes to the descriptions thereof contained in the “Description of the Junior Subordinated Debentures,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet.

With Holder Consent

Under the indenture, supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the Notes under the indenture may be entered into by us, when authorized by board resolution, and the notes trustee, with the consent of the holders of not less than a majority in principal amount of the Notes. However, no such supplemental indenture shall:

•	modify the provisions relating to the subordination of the Notes in a manner adverse to the rights of the holders thereof without the consent of the holder of each Note so affected;

•	modify the put right of holders of the Notes upon a failed remarketing in a manner materially adverse to the rights of the holders without the consent of the holder of each Note so affected; or

•	modify the remarketing provisions of the Notes in a manner materially adverse to the rights of the holders without the consent of the holder of each Note so affected.

For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of the Notes in connection with a remarketing that is made in accordance with the terms of the indenture.

Subordination

See “Description of the Junior Subordinated Debentures – Subordination” in the accompanying prospectus.

Agreement by Purchasers of Certain Tax Treatment

Each Note will provide that, by acceptance of the Note or a beneficial interest therein, you intend that the Note constitutes indebtedness and you agree for U.S. federal, state and local income tax purposes (unless otherwise required by a taxing authority) (i) to treat the Note as indebtedness that is a “contingent payment debt instrument” (as that term is used in U.S. Treasury regulations section 1.1275-4) and (ii) to be bound by our determination of the comparable yield and payment schedule with respect to the Note. See “Certain United States Federal Income and Estate Tax Consequences.”

Title

Prior to due presentment for registration of transfer of any Note, we, the notes trustee and any agent of ours or the notes trustee may deem and treat the person in whose name such Note is registered as the absolute owner of such Note (whether or not payments in respect of such Note are overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or an account of the principal of and interest on such Note and for all other purposes; and neither we nor the notes trustee nor any agent of ours or the notes trustee will be affected by any notice to the contrary.

Governing Law

The indenture and the Notes provide that they will be governed by and for all purposes construed in accordance with the laws of the State of New York.

The Notes Trustee and Indenture Trustee

The notes trustee will be The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. will also be the purchase contract agent and the collateral agent for the Equity Units. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The trustee under the subordinated indenture is The Bank of New York Mellon Trust Company, N.A. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under other indentures under which securities of certain of our affiliates are outstanding. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Book-Entry Issuance—The Depository Trust Company

The Notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The Notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the notes trustee as custodian for DTC.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following summary describes certain U.S. federal tax consequences for holders as of the date of this prospectus supplement, of the purchase, ownership and disposition of Corporate Units, Treasury Units, Notes and the purchase contracts that are or may be the components of an Equity Unit and shares of our common stock acquired under the purchase contract.

This summary deals only with Corporate Units, Treasury Units, Notes and common stock held as capital assets (within the meaning of section 1221 of the Code) by a holder who purchases the Corporate Units upon original issuance at their initial offering price. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the Corporate Units, Treasury Units, Notes or common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a financial institution;

•	a person liable for alternative minimum tax;

•	a partnership or other pass through entity for U.S. federal income tax purposes (or an investor in such an entity);

•	a person required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement;

•	a United States person whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary below is based upon the provisions of the Code and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Corporate Units, Treasury Units, Notes or common stock that are different from those discussed below.

In addition, the authorities on which this summary is based are subject to various interpretations. Although the IRS has issued Revenue Ruling 2003-97, 2003-2 C.B. 380 (the “Revenue Ruling”), addressing the treatment of units similar to the Equity Units, the Equity Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes, and no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear. We have not sought any rulings concerning the treatment of the Equity Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Corporate Units, Treasury Units, Notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in the Corporate Units, Treasury Units, Notes or common stock, you should consult your tax advisors.

This summary does not address all aspects of U.S. federal income and estate taxes, does not address the effects of any U.S. federal tax consequences other than income and, in the case of non-U.S. holders, estate taxes (such as gift taxes and the Medicare tax on certain investment income) and does not deal with foreign, state, local or other tax considerations that may be relevant to holders in light of their personal circumstances. Moreover, we cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If you are considering the purchase, ownership or disposition of the Corporate Units, Treasury Units, Notes or common stock, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your particular situation as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of Corporate Units, Treasury Units, Notes or common stock.

As used herein, the term “U.S. holder” means a beneficial owner of Corporate Units, Treasury Units, Notes or common stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Corporate Units

Allocation of Purchase Price

Your acquisition of a Corporate Unit will be treated as an acquisition of the Note and the purchase contract constituting the Corporate Unit and, by purchasing the Corporate Unit, you will be deemed to have agreed to such treatment. In addition, we, and you, by your acceptance of a beneficial ownership interest in the Notes, agree to treat the Notes as indebtedness for all U.S. federal, state and local income tax purposes (unless otherwise required by a taxing authority). The remainder of this discussion assumes that a holder of a Corporate Unit will be treated as owning the note (or Treasury portfolio, if applicable) and the purchase contract and that the Note will be treated as indebtedness.

The purchase price of each Corporate Unit will be allocated between the Note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the Note and the purchase contract. We will report the initial fair market value of each Note as $50 and the initial fair market value of the purchase contract as $0, and by purchasing a Corporate Unit, you will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected.

Notes

Interest Income and Original Issue Discount

Because of the manner in which the interest rate on the Notes is reset, the Notes will be classified as contingent payment debt obligations under the Treasury regulations. Under the indenture governing the Notes, we and each holder of the Notes agree, for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to the Treasury regulations governing contingent payment debt obligations in the manner described below. As discussed more fully below, the effect of these Treasury regulations will be to:

•	require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the Notes;

•	require you to accrue original issue discount (“OID”) at the comparable yield of the Notes (as described below); and

•	generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, or other disposition of the Notes.

•	You will be required to accrue an amount of OID, for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Notes that equals:

•

the product of (i) the adjusted issue price (as defined below) of the Notes as of the beginning of the accrual period; and (ii) the comparable yield (as defined below) of the Notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the Notes.

The ‘‘adjusted issue price’’ of a Note will be its issue price of $50, increased by any OID previously accrued, determined without regard to any adjustments to OID accruals described below, and decreased by the amount of any non-contingent payments and the projected amount of any contingent payments previously made on the Note.

Under the Treasury regulations governing contingent payment debt instruments, you will be required to include OID in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the Notes. We will determine the comparable yield of the Notes based on the rate, as of the initial issue date, at which the Company would issue a fixed-rate instrument with no contingent payments but with terms and conditions similar to the Notes. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us.

We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that includes the actual interest payments on the Notes and estimates the amount and timing of contingent payments on the Notes. We have determined that the comparable yield is an annual rate of     %, compounded quarterly. Based on the comparable yield, the projected payment schedule per Note is $         for the period ending on                 , $         for each subsequent quarter ending on or prior to the remarketing date, and $         for each quarter ending after the remarketing date (which does not include the payment of principal at maturity). By acceptance of a beneficial interest in the Notes you will be deemed to have agreed in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield determined by us and the projected payments set forth in the projected payment schedule above in determining your interest accruals, and the adjustments thereto, in respect of the Notes. The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your interest accruals and adjustments thereof in respect of the Notes and do not constitute a representation regarding the actual amount of any payment on a Note.

Special rules would apply to any contingent payment on a Note that becomes fixed more than six months before it is due. The application of such rules may affect a U.S. holder’s income accruals, the adjusted issue price of a Note and a U.S. holder’s adjusted tax basis in a Note.

Adjustments to Interest Accruals on the Notes

If the contingent payments made on the Notes in a taxable year differ from the projected contingent payments, adjustments will be made for the difference. If, during any taxable year, you receive actual payments with respect to the Notes for that taxable year that in the aggregate exceed the total amount of projected payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional OID in such taxable year. If you receive in a taxable year actual payments with respect to the Notes for that taxable year that in the aggregate are less than the amount of projected payments for that taxable year, you will incur a negative adjustment equal to the amount of such deficit. Such an adjustment will be calculated as follows:

•	first, a negative adjustment will reduce the amount of OID required to be accrued in the current year;

•

second, any negative adjustments that exceed the amount of OID accrued in the current year will be treated as ordinary loss to the extent of your total prior OID inclusions with respect to the Notes, reduced to the extent such prior OID was offset by prior negative adjustments; and

•

third, any excess negative adjustments (i) will be treated as a regular negative adjustment in the succeeding taxable year; and (ii) if not used by the time the Notes are disposed of, will reduce the amount realized on the disposition.

If after a remarketing, the remaining amounts of interest payable on the Notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such differences should be taken into account by you as adjustments to interest income in a reasonable manner over the period to which they relate.

Treasury Units

Substitution of Treasury Securities to Create Treasury Units

You may create Treasury Units by delivering Corporate Units and Treasury securities to the collateral agent in substitution for the Notes. The pledged Notes will then be released from the collateral agreement and delivered to you. You generally will not recognize gain or loss upon the delivery of the Treasury securities or the release of the Notes. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the Notes and the Treasury securities, and your tax basis in the Notes, Treasury securities and purchase contract will not be affected by the delivery and release.

Ownership of Treasury Securities

By acquiring Treasury Units, you agree to treat yourself as the beneficial owner of the Treasury securities that are part of the Treasury Units owned by you. We also agree to treat you as the owner of the Treasury securities. Your initial tax basis in the Treasury securities that are part of the Treasury Units will be equal to the amount paid for the Treasury securities. Your adjusted tax basis in the Treasury securities will be increased by the amount of any OID or acquisition discount, as applicable, included in income with respect thereto, as described below.

Interest Income, Original Issue Discount and Acquisition Discount

A U.S. holder of a Treasury Unit will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit as an interest in a bond that is originally issued on the date the holder or collateral agent (as applicable) acquires the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A U.S. holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the holder’s method of tax accounting and in advance of the receipt of cash attributable to the OID. A U.S.

holder that is a cash method taxpayer will not report acquisition discount until the Treasury securities mature or the holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, unless the holder elects to accrue the acquisition discount on a current basis. If a U.S. holder does not elect to accrue acquisition discount on a current basis, any interest expense on indebtedness used to purchase or carry the Treasury securities, to the extent it does not exceed the daily portions of acquisition discount with respect to the Treasury securities, will be deferred until the acquisition discount is recognized. A U.S. holder that is an accrual method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount) will be required to accrue the acquisition discount on a straight-line basis unless the holder elects to accrue the acquisition discount on a constant yield to maturity basis. As stated above, amounts of OID or acquisition discount included in a U.S. holder’s gross income will increase the holder’s adjusted tax basis in the Treasury securities.

Substitution of Notes to Recreate Corporate Units

If you deliver Treasury Units and Notes to the collateral agent in exchange for Corporate Units and Treasury securities, you generally will not recognize gain or loss upon the delivery of the Notes or the release of the Treasury securities. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the Notes and the Treasury securities, and your tax basis in the Notes, the Treasury securities and the purchase contract will not be affected by the delivery and release.

Sale, Exchange, or Other Disposition of Corporate Units or Treasury Units

Upon a disposition of Corporate Units or Treasury Units, you will be treated as having sold, exchanged or disposed of the purchase contract and either the Notes (or Treasury portfolio, if applicable) or Treasury securities, as the case may be, that constitute such Corporate Units or Treasury Units, respectively. You generally will have gain or loss equal to the difference between (i) the portion of your proceeds allocable to the purchase contract and the Notes, Treasury securities or Treasury portfolio, as the case may be, and (ii) your respective adjusted tax bases in the purchase contract and the Notes, Treasury securities or Treasury portfolio. For purposes of determining gain or loss, your proceeds will not include any amount attributable to accrued and unpaid interest on the Notes, Treasury security or Treasury portfolio (including acquisition discount, if any), which amount will be treated as ordinary interest income to the extent not previously included in income. Further, to the extent you are treated as having received an amount with respect to accrued contract adjustment payments, such amounts may be treated as ordinary income to the extent not previously included in income.

In the case of the purchase contracts and the Treasury securities or Treasury portfolio, such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. If the disposition of Corporate Units or Treasury Units occurs when the purchase contract has a negative value (i.e., the purchase contract represents a net liability), you should generally be considered to have realized a loss on the purchase contract in an amount equal to the absolute value of such net liability, and to have received additional consideration for the Notes, Treasury securities or Treasury portfolio in an amount equal to such negative value, and to have paid such amount to be released from your obligation under the purchase contract. You should consult your tax advisors regarding a disposition of Corporate Units or Treasury Units at a time when the purchase contract has a negative value.

Gain on the sale, exchange or other disposition of a Note prior to the date six months after the interest rate on the Note is reset generally will be treated as ordinary income. Gain on the sale, exchange or other disposition of a Note that occurs during the six month period following the date the interest rate is reset will generally be treated as ordinary income unless no further payments are due during the remainder of the six month period. Loss from the disposition of a Note prior to such date will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss. Gain recognized on the sale, exchange or other disposition of a Note starting from the earlier of the date that is six months after the interest rate on the Notes is reset or the date when no further payments are due during the six month period after the interest rate on Notes is reset will be ordinary income to the extent attributable to the excess, if any, of the present value of the total remaining principal and interest payments due on the Note over the total remaining payments set forth on the projected payment schedule for such Note. Any gain recognized in excess of such amount and any loss recognized in excess of your prior net interest inclusions on such sale, exchange or other disposition generally will be treated as capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to tax at preferential rates. Because gain or loss on the disposition of a Note may be treated as ordinary income or loss, disposition of a Corporate Unit consisting of a Note and purchase contract may give rise to capital gain or loss on the purchase contract and ordinary income or loss on the Note, which must be reported separately for U.S. federal income tax purposes.

Special rules apply in determining the tax basis of a Note. Your basis in a Note is generally increased by original issue discount you previously accrued on the Note, and reduced by the fixed payments you receive and by the contingent payments projected to be made during the period you held the Note.

Remarketing of the Notes

A remarketing of the Notes will be a taxable event for holders of Notes that will be subject to tax in the manner described under “— Sale, Exchange, or Other Disposition of Corporate Units or Treasury Units.”

If a U.S. holder does not participate in the remarketing, any changes to the terms of the Notes (including the resetting of the interest rate of the Notes) should not cause the U.S. holder to be treated as having sold, exchanged or otherwise disposed of the Notes in a taxable disposition.

Treasury Portfolio

Interest Income and Acquisition Discount

Following a successful optional remarketing, you will be required to treat a pro rata portion of each Treasury strip in the Treasury portfolio, if any, as a debt instrument that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has acquisition discount equal to your pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over your pro rata portion of the purchase price of the Treasury strip acquired on behalf of holders of Corporate Units. You will be required to treat the acquisition discount in the manner described above under “— Treasury Units — Interest Income, Original Issue Discount and Acquisition Discount.”

Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio

Your initial tax basis in your applicable ownership interest in the Treasury portfolio will equal your proportionate share of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of acquisition discount included in gross income with respect thereto, and decreased by the amount of cash received with respect to acquisition discount in the Treasury portfolio.

Upon the disposition or maturity of your pro rata portion of the Treasury securities in the Treasury portfolio, you will recognize gain or loss on the difference between the amount realized and your adjusted tax basis in such Treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent of any gain realized that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.

Purchase Contracts

Contract Adjustment Payments

There is no direct authority addressing the treatment of the contract adjustment payments under current law, and their treatment is unclear. Contract adjustment payments may constitute taxable income to you when received or accrued, in accordance with your method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable income to you. You should consult your own tax advisors concerning the treatment of contract adjustment payments.

The treatment of contract adjustment payments could affect your tax basis in a purchase contract or common stock received under a purchase contract or your amount realized upon the sale or disposition of a purchase contract (whether held as part of a Corporate Unit or a Treasury Unit) or the termination of a purchase contract. See “— Acquisition of Common Stock under a Purchase Contract,” “— Termination of a Purchase Contract,” and “— Sale, Exchange or Other Disposition of Corporate Units or Treasury Units.”

Acquisition of Common Stock under a Purchase Contract

You generally will not recognize gain or loss on the purchase of common stock under a purchase contract, except with respect to any cash paid in lieu of a fractional share of common stock. Subject to the following discussion, your aggregate initial tax basis in the common stock acquired under a purchase contract generally should equal (a) the purchase price paid for such common stock, plus (b) your tax basis in the purchase contract, if any, less (c) any such tax basis allocable to the fractional share. The holding period for common stock received under a purchase contract will commence on the day after the common stock is acquired. See “— Common Stock Acquired under a Purchase Contract,” below.

Termination of a Purchase Contract

If a purchase contract terminates, you will recognize capital gain or loss equal to the difference between your amount realized, if any, upon such termination and your adjusted tax basis, if any, in the purchase contract at the time of such termination. You will not recognize gain or loss on the receipt of your proportionate share of the Notes, Treasury securities or Treasury portfolio upon termination of the purchase contract and you will have the same tax basis in the Notes, Treasury securities or Treasury portfolio, as the case may be, as before such termination. You should consult your own tax advisors regarding the termination of the purchase contract when the purchase contract has a negative value.

Early Settlement of Purchase Contract

You will not recognize gain or loss on the receipt of your proportionate share of the Notes or Treasury securities upon early settlement of a purchase contract (including an early settlement upon the occurrence of a fundamental change), and you will have the same tax basis in the Notes or Treasury securities, as the case may be, as before such early settlement.

Constructive Distributions and Dividends

You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (for example, if we increase the cash dividend on our common stock). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and as discussed in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a taxable dividend to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below. It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax that are applicable to dividends paid to non-corporate holders. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

Common Stock Acquired under a Purchase Contract

Distributions

Any distribution on our common stock paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. Non-corporate U.S. holders that receive dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distributions on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock, and any amount in excess of your tax basis will be treated as gain from the sale or exchange of your common stock, as described immediately below.

Sale, Exchange or Other Taxable Disposition

Upon a sale, exchange, or other taxable disposition of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments on the Notes, Treasury portfolio, Treasury securities, the purchase contract and common stock made to you and to the proceeds of the sale or other disposition of such instruments paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following discussion only applies to non-U.S. holders. As used herein, and except as modified for estate tax purposes (as discussed below), the term “non-U.S. holder” means a beneficial owner of Corporate Units, Treasury Units, Notes or common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

U.S. Federal Withholding Tax

Subject to the discussion of backup withholding and FATCA below, the U.S. federal withholding tax will not apply to any payment of interest (including OID) on the Notes, Treasury portfolio or Treasury securities under the “portfolio interest rule,” provided that:

•	interest paid is not effectively connected with your conduct of a trade or business in the United States;

•

with respect to the Notes, you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	with respect to the Notes, you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the Notes, Treasury portfolio or Treasury securities is described in section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code, or (b) you hold your Corporate Units, Treasury Units, Notes or Treasury securities through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to a 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes, Treasury portfolio or Treasury securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange or other disposition of the Corporate Units, Treasury Units, Treasury securities, Notes, Treasury portfolio or common stock acquired under the purchase contract (certain non-U.S. holders may, nevertheless, be subject to U.S. federal income tax. See “— U.S. Federal Income Tax” below). However, interest income (including OID) and any gain treated as ordinary income that you realize on the sale, exchange or other disposition of Notes will be subject to withholding in certain circumstances unless the payment to you of interest on the Notes, Treasury portfolio or Treasury securities would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above.

We will generally withhold tax at a 30% rate on contract adjustment payments and dividends paid on common stock acquired under a purchase contract (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the settlement rate, see “— U.S. Holders — Purchase Contracts — Constructive Distributions and Dividends”) or such lower rate as may be specified by an applicable income tax treaty. However, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States are not subject to the withholding tax, provided the relevant certification requirements are satisfied; but such payments or dividends instead may be subject to U.S. federal income tax, as described below.

A non-U.S. holder of common stock or a purchase contract, who wishes to claim the benefit of an applicable treaty rate for dividends or contract adjustment payments, will be required to satisfy certain certification and disclosure requirements described in the portfolio interest discussion above. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax on payments pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the Notes, Treasury portfolio or Treasury securities, dividends on our common stock, or to the extent they constitute taxable income, contract adjustment payments from the purchase contract are effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, also are attributable to a permanent establishment of the non-U.S. holder in the United States), you will be subject to U.S. federal income tax on the interest, dividends or contract adjustment payments on a net income basis (although exempt from the 30% withholding tax), in the same manner as if you were a United States person as defined under the Code. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on the Notes, Treasury portfolio or Treasury securities, dividends on our common stock and, to the extent they constitute taxable income, the contract adjustment payments from the purchase contract will be included in earnings and profits.

Subject to the discussion of backup withholding below, any gain realized on the disposition of a Treasury security, Treasury portfolio, Notes (to the extent not treated as interest income under the OID rules), purchase contract or share of common stock generally will not be subject to U.S. federal income tax unless:

•

that gain or income is effectively connected with the conduct of a trade or business by you in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

in the case of a purchase contract or common stock, you are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period (subject to the discussion below).

An individual non-U.S. holder described in the first bullet above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States). If a non-U.S. holder that is a foreign corporation falls under the first bullet above, it will be subject to tax on its gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We have not determined whether we are a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a United States real property holding corporation, so long as our common stock continues to be regularly traded on an established securities market, (1) a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of our common stock so long as such non-U.S. holder has not held (at any time during the shorter of the five-year period preceding the date of disposition or such non-U.S. holder’s holding period) more than 5% (actually or constructively) of our total outstanding common stock and (2) a non-U.S. holder generally will not be subject to U.S. federal income tax on the disposition of the purchase contract if on the day it acquired its purchase contracts, they had a fair market value less than or equal to 5% of the fair market value of our common stock. If, however, our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder held more than 5% (actually or constructively) of our total outstanding common stock during the relevant period, or the holder’s purchase contracts had a fair market value greater than 5% of the fair market value of our common stock on the date such purchase contracts were acquired, a non-U.S. holder will be subject to U.S. federal income tax on the disposition of our common stock or the purchase contract.

U.S. Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specifically defined for United States federal estate tax purposes) at the time of your death, your estate generally will not be subject to United States federal estate tax on the Notes or Treasury securities beneficially owned (or deemed to be owned) by you at the time of your death, provided that any payment to you of interest on the Notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—U.S. federal withholding tax” without regard to the statement requirement described in the fifth bullet point of that section.

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. A purchase contract held by an individual non-U.S. holder at the time of death may be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Generally, information reporting requirements will apply to the amount of interest, contract adjustment payments and dividends paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, contract adjustment payments and dividends and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, no backup withholding will be required regarding payments on Notes, Treasury securities, or common stock or contract adjustment payments that we make to you provided that the applicable withholding agent has received from you the statement described above in the fifth bullet point under “—U.S. federal withholding tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of Notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder, or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest, dividend and contract adjustment payments to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your purchase, ownership and disposition of Corporate Units, Treasury Units, Notes and common stock.

CERTAIN CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS AND

OTHER RETIREMENT ARRANGEMENTS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the Corporate Units, the Treasury Units, common stock issuable upon settlement of the purchase contract and the Notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other persons who have certain specified relationships to the Covered Plan. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Each person considering investing in the Corporate Units (and any of the securities underlying such Corporate Units) on behalf of, or with the assets of, a Plan should consider, among other matters, whether: (1) such investment would satisfy the prudence and diversification requirements of ERISA or Similar Law, if applicable; (2) such investment in the Corporate Units (and the securities underlying such Corporate Units) is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio; (3) such investment would be consistent with the documents and instruments governing the Plan; and (4) the acquisition, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) would result in (i) a “prohibited transaction” under ERISA or the Code for which there is no applicable exemption or (ii) a violation of Similar Law, to the extent applicable.

Prohibited Transaction Issues and Related Issues

Section 406 of ERISA and section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered

Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition, holding and/or disposition of the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes by a Covered Plan with respect to which the remarketing agent, we or any of our affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Corporate Units Treasury Units, common stock issuable upon settlement of the purchase contract or Notes, as the case may be. These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans relying on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes.

Accordingly, by acceptance of a Corporate Unit, Treasury Unit, common stock issuable upon settlement of the purchase contract or Note, each purchaser and holder of any such securities will be deemed to have represented and warranted that from and including the date of its acquisition of any such securities through and including the date of the satisfaction of the obligation under the purchase contract and/or the disposition of any such securities either (i) no portion of the assets used by such purchaser or holder to acquire or hold any Corporate Units, Treasury Units, shares of common stock issuable upon settlement of the purchase contract or Notes (or by any beneficial owner with a book-entry interest in any such Units that is a Plan or that used assets of a Plan to acquire such book-entry interest) constitutes assets of any Plan or (ii) (1) its acquisition, holding and disposition of any Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes, as applicable, will (a) comply with all applicable requirements under Title I of ERISA, section 4975 of the Code and Similar Laws applicable to the Plan, and (b) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or section 4975 of the Code or a similar violation of any applicable Similar Laws, and (2) acknowledge and agree that neither the underwriters, remarketing agent or Company or any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to any Plan in connection with the Plan’s acquisition, holding or disposition of the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes, as applicable.

Each purchaser and holder of the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes will have exclusive responsibility for ensuring that its purchase, holding and disposition of such Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes, as the case may be, does not violate the fiduciary responsibility or prohibited transaction rules of ERISA, section 4975 of the Code or any applicable Similar Law. Neither the underwriters, the remarketing agent nor any of our respective affiliates will consider themselves to be a fiduciary with respect to the assets of any purchaser or holder of the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes for purposes of Title I of ERISA, section 4975 of the Code or any applicable Similar Law and nothing herein shall be construed as a representation that an investment in the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, any Plans or any particular Plan. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes should consult and rely on their own counsel and advisers as to whether such an investment is suitable for the Plan.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contract or Notes, on behalf of or with the assets of any Plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

UNDERWRITING

J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as the representatives of the underwriters for this offering. Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus supplement, each of the underwriters have agreed, severally and not jointly, to purchase the number of Corporate Units shown opposite its name below:

Underwriters	Number of Corporate Units
J.P. Morgan Securities LLC
Mizuho Securities USA LLC

Total	15,000,000

The underwriting agreement provides that the obligation of the several underwriters to purchase and pay for the Corporate Units is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Corporate Units if any are taken.

The underwriters initially propose to offer the Corporate Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer part of the Corporate Units to certain dealers at prices that represent a concession not in excess of $             per Corporate Unit. After the initial offering of the Corporate Units, the offering prices and other selling terms may from time to time be varied by the underwriters. The offering of the Corporate Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Corporate Units are a new issue of securities with no established trading market. We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to begin within 30 days of the initial issuance of the Corporate Units under the symbol “AEPPRC.” The underwriters have advised us that they intend to make a market in the Corporate Units before commencement of trading on the New York Stock Exchange. They will have no obligation to make a market in the Corporate Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the New York Stock Exchange for the Corporate Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Corporate Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Corporate Units at the time and price desired will be limited.

This prospectus supplement, as amended or supplemented, may be used by the remarketing agents for remarketing of the Notes at such time as is necessary or upon early settlement with respect to the stock purchase contracts.

We estimate that the total expenses of the offering, not including the underwriting discount, will be approximately $1.5 million.

Option to Purchase Additional Corporate Units

We have granted an option to the underwriters to purchase, on one or more dates within a 13-day period beginning on, and including, the first date of original issuance of the Corporate Units, up to an additional 2,000,000 Corporate Units (solely to cover over allotments) in the aggregate at the public offering price per Corporate Unit, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional amount of the Corporate Units proportionate to that underwriter’s initial amount reflected in the above table.

Lock-Up Agreement

We have entered into a lock-up agreement with the underwriters prior to the commencement of this offering pursuant to which we, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and Mizuho Securities USA LLC, (1) offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934 (1934 Act), any securities of the Company that are substantially similar to the shares of common stock being offered hereby, including but not limited to any options or warrants to purchase shares of common stock or any securities convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly announce an intention to effect any such transaction, whether any such transaction described above is to be settled by the delivery of common stock or such other securities in cash or otherwise; provided, however, that the Company may, without the prior written consent of J.P. Morgan Securities LLC and Mizuho Securities USA LLC, issue and sell common stock pursuant to the terms of any employee stock option plan, stock ownership plan, dividend reinvestment plan, long-term incentive plan or any other similar plan of the Company in effect as of the date of the prospectus supplement and the Company may issue common stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date of this prospectus supplement.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and Mizuho Securities USA LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange

Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “34 Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company of which the undersigned is the beneficial owner within the meaning of Rule 13d-3 under the 34 Act, or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, such directors and executive officers may (1) transfer any shares of capital stock of the Company (a) as bona fide gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the lock-up agreements or (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the lock-up agreements, and provided, further, that any such transfer shall not involve a disposition for value, (2) (a) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of capital stock of the Company, provided that such 10b5-1 Plan does not provide for a transfer during the lock-up period and no public announcement or filing under the 34 Act or otherwise regarding the establishment of such 10b5-1 Plan shall be required or voluntarily made by or on behalf of the directors and executive officers or the Company or (b) sell (including following the exercise of Company stock options) pursuant to a 10b5-1 Plan existing as of this prospectus supplement (an “Existing 10b5-1 Plan”), in accordance with the terms of such Existing 10b5-1 Plan in existence as of this prospectus supplement without any further amendment or modification, but only to the extent that any filing made pursuant to Section 16(a) under the Exchange Act reporting any such sale made pursuant to this exception shall indicate that the sale was made pursuant to the Existing 10b5-1 Plan, (3) sell their shares held as of the date of this prospectus supplement through our 401(k) plan pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan, or (4) forfeit, cancel, withhold, surrender or deliver of the undersigned’s shares to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during the lock-up period of any restricted stock unit, restricted shares, performance share unit or phantom shares, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4.

J.P. Morgan Securities LLC and Mizuho Securities USA LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, J.P. Morgan Securities LLC and Mizuho Securities USA LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify each of the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization

In order to facilitate the offering of the Corporate Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Units. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Corporate Units for the underwriters. In addition, to cover overallotments or to stabilize the price of the Corporate Units, the underwriters may bid for, and purchase, the Corporate Units in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Corporate Units in the offering, if they repurchase previously distributed Corporate Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Corporate Units above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Corporate Units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Some of the underwriters or their affiliates engage in transactions with, and have performed services for, us and our affiliates in the ordinary course of business and have, from time to time, performed, and may in the future perform, various financial advisory, corporate trust, commercial and investment banking services for us, for which they received, or will receive, customary fees and expenses.

Selling Restrictions

Prohibition of Sales to EEA and United Kingdom Retail Investors

The Equity Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Equity Units or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Equity Units or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Equity Units in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Equity Units. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Equity Units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Equity Units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Each underwriter agrees that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Equity Units in circumstances in which Section 21(1) of the FSMA would not, if the issuer was not an authorized person apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Equity Units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying base prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Equity Units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Equity Units without disclosure to investors under Chapter 6D of the Corporations Act.

The Equity Units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer for sale is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Equity Units must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying base prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying base prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying base prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Residents of Canada

The Equity Units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Equity Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the People’s Republic of China

The Equity Units are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement (i) has not been filed with or approved by the PRC authorities and (ii) does not constitute an offer to sell, or the solicitation of an offer to buy, any notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The Equity Units may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Notice to Prospective Investors in Hong Kong

The Equity Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Equity Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Equity Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Equity Units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Korea

The Equity Units have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Equity Units have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Equity Units, the Equity Units may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Equity Units are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Equity Units, (c) the Equity Units are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units may not be circulated or distributed, nor may the Equity Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Equity Units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investors, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Equity Units under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Equity Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAAN16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Equity Units. The Equity Units may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Equity Units to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Equity Units constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Equity Units may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The Equity Units have not been and will not be registered with the Financial Supervisory Commission of Taiwan, Republic of China pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Equity Units in Taiwan.

LEGAL MATTERS

Certain legal matters with respect to this offering of the Equity Units will be passed on for us by Simpson Thacher & Bartlett LLP, Houston, Texas and Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, one of our affiliates, David C. House, Esq. or William E. Johnson, Esq., each Senior Counsel of American Electric Power Service Corporation. Certain legal matters with respect to the offering of the Equity Units will be passed on for the underwriters by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to our affiliates for some matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to AEP’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

AMERICAN ELECTRIC POWER COMPANY, INC.

1 RIVERSIDE PLAZA

COLUMBUS, OHIO 43215

(614) 716-1000

SENIOR NOTES

COMMON STOCK

JUNIOR SUBORDINATED DEBENTURES

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

TERMS OF SALE

This prospectus contains summaries of the general terms of the securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the available prospectus supplement carefully before you invest.

The common stock of American Electric Power Company, Inc. is listed on the New York Stock Exchange under the symbol “AEP”. The last reported sale of the common stock on the New York Stock Exchange on December 12, 2017 was $76.02 per share.

In this prospectus, unless the context indicates otherwise, the words “we”, “ours” and “us” refer to American Electric Power Company, Inc. and its consolidated subsidiaries.

INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 FOR MORE INFORMATION.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2017.

THE COMPANY

We are a public utility holding company that owns, directly or indirectly, all of the outstanding common stock of our domestic electric utility subsidiaries and varying percentages of other subsidiaries. Substantially all of our operating revenues derive from the furnishing of electric service. We were incorporated under the laws of New York in 1906 and reorganized in 1925. Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215, and our telephone number is (614) 716-1000.

We own, directly or indirectly, all the outstanding common stock of the following operating public utility companies: AEP Texas Inc., Appalachian Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Ohio Power Company, Public Service Company of Oklahoma, Southwestern Electric Power Company and Wheeling Power Company. These operating public utility companies supply electric service in portions of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia. We also own all of the membership interests of AEP Transmission Holding Company, LLC, a holding company for our transmission operation joint ventures and for seven transmission-only electric utilities, each of which is geographically aligned with our utility operations.

PROSPECTUS SUPPLEMENTS

We will provide information to you about the securities in up to three separate documents that progressively provide more detail: (a) this prospectus provides general information some of which may not apply to your securities, (b) the accompanying prospectus supplement provides more specific terms of your securities, and (c) the pricing supplement, if any, provides the final terms of your securities. It is important for you to consider the information contained in this prospectus, the prospectus supplement, and the pricing supplement, if any, in making your investment decision.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are those presently known to us.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”). We also file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also examine our SEC filings through the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (including any documents filed after the date of the initial registration statement and prior to its effectiveness) until we sell all the securities.

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and

•	Current Reports on Form 8-K filed February 3, 2017, February 27, 2017, April 26, 2017 and November 16, 2017.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

American Electric Power Service Corporation

1 Riverside Plaza

Columbus, Ohio 43215

614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus and in any written communication from us or any underwriters specifying the final terms of the particular offering. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

RATIO OF EARNINGS TO FIXED CHARGES

The Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:

Twelve Months Period Ended	Ratio
December 31, 2012	2.43
December 31, 2013	2.84
December 31, 2014	3.19
December 31, 2015	3.40
December 31, 2016	1.48
September 30, 2017	3.64

The Ratio of Earnings to Fixed Charges for the nine-months ended September 30, 2017 was 3.96. For current information on the Ratio of Earnings to Fixed Charges, please see our most recent Form 10-K and Form 10-Q. See Where You Can Find More Information on page 2.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds from the sale of any of the offered securities will be used for general corporate purposes relating to our business. These purposes may include redeeming or repurchasing outstanding debt, replenishing working capital, and financing our subsidiaries’ ongoing construction and maintenance programs. If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations. At December 12, 2017, we had no short-term debt outstanding.

The prospectus supplement of a particular offering of securities will identify the use of proceeds for the offering.

DESCRIPTION OF THE SENIOR NOTES

General

We will issue the Senior Notes directly to the public, to a trust or as part of a Stock Purchase Unit, under an Indenture dated May 1, 2001 (as previously supplemented and amended, the “Indenture”) between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Trustee”). This prospectus briefly outlines some provisions of the Indenture. If you would like more information on these provisions, you should review the Indenture and any supplemental indentures or company orders that we have filed or will file with the SEC. See Where You Can Find More Information on page 2 on how to locate these documents. You may also review these documents at the Trustee’s offices at 2 North LaSalle Street, Chicago, Illinois.

The Indenture does not limit the amount of Senior Notes that may be issued. The Indenture permits us to issue Senior Notes in one or more series or tranches upon the approval of our board of directors and as described in one or more company orders or supplemental indentures. Each series of Senior Notes may differ as to their terms. The Indenture also gives us the ability to reopen a previous issue of a series of Senior Notes and issue additional Senior Notes of such series.

Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Senior Notes) to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The Senior Notes are unsecured and will rank equally with all our unsecured unsubordinated debt. For current information on our debt outstanding see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

A pricing or prospectus supplement will include the final terms for each Senior Note. If we decide to list upon issuance any Senior Note or Senior Notes on a securities exchange, a pricing or prospectus supplement will identify the exchange and state when we expect trading could begin. The following terms of the Senior Notes that we may sell at one or more times will be established in the applicable pricing or prospectus supplement:

•	Maturity

•	Fixed or floating interest rate

•	Remarketing features

•	Certificate or book-entry form

•	Redemption

•	Not convertible, amortized or subject to a sinking fund

•	Interest paid on fixed rate Senior Notes quarterly or semi-annually

•	Interest paid on floating rate Senior Notes monthly, quarterly, semi-annually, or annually

•	Issued in multiples of a minimum denomination

•	Ability to defer payment of interest

•	Any other terms not inconsistent with the Indenture

•	Issued with Original Issue Discount

The Senior Notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars. Unless an applicable pricing or prospectus supplement states otherwise, the Senior Notes will not be subject to any conversion, amortization, or sinking fund. We expect that the Senior Notes issued to the public will be “book-entry,” represented by a permanent global Senior Note registered in the name of Cede & Co., The Depository Trust Company’s partnership nominee or such other name as may be requested by an authorized representative of DTC. We reserve the right, however, to issue Senior Note certificates registered in the name of the Senior Noteholders.

In the discussion that follows, whenever we talk about paying principal on the Senior Notes, we mean at maturity or redemption. Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time and all references to New York mean The City of New York, unless otherwise noted.

The Indenture does not protect holders of the Senior Notes if we engage in a highly leveraged transaction.

The following terms may apply to each Senior Note as specified in the applicable pricing or prospectus supplement and the Senior Note:

Redemptions

If we issue redeemable Senior Notes, we may redeem such Senior Notes at our option unless an applicable pricing or prospectus supplement states otherwise. The pricing or prospectus supplement will state the terms of redemption. We may redeem Senior Notes in whole or in part by delivering written notice to the Senior Noteholders no more than 60, and not less than 30, days prior to redemption. If we do not redeem all the Senior Notes of a series at one time, DTC (as defined herein), in the case of Senior Notes represented by a global security, will select the particular Senior Notes or portions thereof for redemption from the outstanding Senior Notes not previously redeemed in accordance with applicable procedures of DTC. If Senior Note certificates are outstanding, the Trustee selects the Senior Notes to be redeemed by lot or in such other manner it determines to be fair.

Remarketed Notes

If we issue Senior Notes with remarketing features, an applicable pricing or prospectus supplement will describe the terms for the Senior Notes including: interest rate, remarketing provisions, our right to purchase or redeem Senior Notes, the holders’ right to tender Senior Notes, and any other provisions.

Note Certificates-Registration, Transfer, and Payment of Interest and Principal

Unless otherwise indicated in the applicable prospectus supplement, each series of Senior Notes issued to the public will be issued initially in the form of one or more global notes, in registered form, without coupons, as described under Book-Entry System. However, if we issue Senior Note certificates, they will be registered in the name of the Senior Noteholder. The Senior Notes may be transferred or exchanged, pursuant to administrative procedures in the Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments to public holders of Senior Note certificates will be made by check or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register.

Original Issue Discount

We may issue the Senior Notes at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if the Senior Notes are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Senior Notes.

Interest Rate

The interest rate on the Senior Notes will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the Senior Note is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

If we issue a Senior Note after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Senior Notes

A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Senior Note. We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a business day, we will pay interest on the next business day and no additional interest will be paid. Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

Each floating rate Senior Note will have an interest rate formula. The applicable pricing or prospectus supplement will state the initial interest rate or interest rate formula on each Senior Note effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

The following are events of default under the Indenture with respect to any series of Senior Notes, unless we state otherwise in the applicable prospectus supplement:

•	failure to pay for three business days the principal of (or premium, if any, on) any Senior Note of a series when due and payable;

•	failure to pay for 30 days any interest on any Senior Note of any series when due and payable;

•	failure to perform any other requirements in such Senior Notes, or in the Indenture in regard to such Senior Notes, for 90 days after notice;

•	certain events of our bankruptcy or insolvency; or

•	any other event of default specified in a series of Senior Notes.

An event of default for a particular series of Senior Notes does not necessarily mean that an event of default has occurred for any other series of Senior Notes issued and outstanding under the Indenture. If an event of default occurs and continues, the Trustee or the holders of at least 33% of the principal amount of the Senior Notes of the series affected may require us to repay the entire principal of the Senior Notes of such series immediately (“Repayment Acceleration”). In most instances, the holders of at least a majority in aggregate principal amount of the Senior Notes of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

Subject to certain exceptions, the Trustee must within 90 days after a default occurs, notify the holders of the Senior Notes of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Trustee, signed by an officer, concerning any default by us under any provisions of the Indenture.

Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Senior Notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such Senior Notes.

Modification of Indenture

Under the Indenture, our rights and obligations and the rights of the holders of any Senior Notes may be changed. Any change affecting the rights of the holders of any series of Senior Notes requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or reduce the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of Senior Notes and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any Senior Noteholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Senior Notes.

Legal Defeasance

We will be discharged from our obligations on the Senior Notes of any series at any time if:

•

we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Note of the series, and

•

we deliver to the Trustee an opinion of counsel stating that the federal income tax obligations of Senior Noteholders of that series will not change as a result of our performing the action described above.

If this happens, the Senior Noteholders of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Senior Notes and replacement of lost, stolen or mutilated Senior Notes.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Senior Notes of a particular series if we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Trustee to pay all amounts due on the Senior Notes of that series. In that instance, we would remain liable for such amounts.

Governing Law

The Indenture and Senior Notes of all series will be governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Trustee in the normal course of business. The Trustee is also the Subordinated Indenture Trustee under the Subordinated Indenture relating to the Junior Subordinated Debentures.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock currently consists of 600,000,000 shares of common stock, par value $6.50 per share. 492,002,351 shares of our common stock were issued and outstanding as of December 12, 2017. Our common stock, including the common stock offered in this prospectus once issued, is listed on the New York Stock Exchange. Computershare Trust Company, N.A., P.O. Box 43081, Providence, Rhode Island 02940-3081, is the transfer agent and registrar for our common stock.

Dividend Rights

The holders of our common stock are entitled to receive the dividends declared by our board of directors provided funds are legally available for such dividends. Our income derives from our common stock equity in the earnings of our subsidiaries. Various financing arrangements and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held.

Pre-emptive Rights

The holders of our common stock generally do not have the right to subscribe for or purchase any part of any new or additional issue of our common stock. If, however, our board of directors determines to issue and sell any common stock solely for money and not by (1) a public offering, (2) an offering to or through underwriters or dealers who have agreed to promptly make a public offering, or (3) any other offering which the holders of a majority of our outstanding common stock have authorized; then such common stock must first be offered pro rata to our existing shareholders on terms no less favorable than those offered to persons other than our existing shareholders.

Rights Upon Liquidation

If we are liquidated, holders of our common stock will be entitled to receive pro rata all assets available for distribution to our shareholders after payment of our liabilities, including liquidation expenses.

Restrictions on Dealing with Existing Shareholders

We are subject to Section 513 of New York’s Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation’s board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the certificate of incorporation requires a greater percentage of the votes of the outstanding shares to approve or the corporation offers to purchase shares from all the holders on the same terms. Our certificate of incorporation does not currently provide for a higher percentage.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

General

We will issue the Junior Subordinated Debentures directly to the public, to a trust or as part of a Stock Purchase Unit under the Junior Subordinated Indenture dated March 1, 2008 (the “Subordinated Indenture”) between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as the trustee (the “Subordinated Indenture Trustee”). This prospectus briefly outlines some provisions of the Subordinated Indenture. If you would like more information on these provisions, you should review the Subordinated Indenture and any supplemental indentures or company orders that we will file with the SEC. See Where You Can Find More Information on how to locate these documents. You may also review these documents at the Subordinated Indenture Trustee’s offices at 2 North LaSalle Street, Chicago, Illinois.

The Junior Subordinated Debentures are unsecured obligations and are junior in right of payment to “Senior Indebtedness”. You may find a description of the subordination provisions of the Junior Subordinated Debentures, including a description of Senior Indebtedness under Subordination.

Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Junior Subordinated Debentures) to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The Subordinated Indenture does not limit the amount of Junior Subordinated Debentures that we may issue under it. We may issue Junior Subordinated Debentures from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. The Subordinated Indenture also gives us the ability to reopen a previous issue of a series of Junior Subordinated Debentures and issue additional Junior Subordinated Debentures of such series.

A pricing or prospectus supplement will include the final terms for each Junior Subordinated Debenture. If we decide to list upon issuance any Junior Subordinated Debenture or Junior Subordinated Debentures on a securities exchange, a pricing or prospectus supplement will identify the exchange and state when we expect trading could begin. The following terms of the Junior Subordinated Debentures that we may sell at one or more times will be established in a prospectus supplement:

•	Maturity

•	Fixed or floating interest rate

•	Remarketing features

•	Certificate or book-entry form

•	Redemption

•	Not convertible, amortized or subject to a sinking fund

•	Interest paid on fixed rate Junior Subordinated Debentures quarterly or semi-annually

•	Interest paid on floating rate Junior Subordinated Debentures monthly, quarterly, semi-annually, or annually

•	Issued in multiples of a minimum denomination

•	Ability to defer payment of interest

•	Any other terms not inconsistent with the Subordinated Indenture

•	Issued with Original Issue Discount

The Subordinated Indenture does not protect the holders of Junior Subordinated Debentures if we engage in a highly leveraged transaction.

Redemption

Provisions relating to the redemption of Junior Subordinated Debentures will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem Junior Subordinated Debentures only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. If we do not redeem all the Junior Subordinated Debentures of a series at one time, DTC, in the case of Junior Subordinated

Debentures represented by a global security, will select the particular Junior Subordinated Debentures or portions thereof for redemption from the outstanding Junior Subordinated Debentures not previously redeemed in accordance with applicable procedures of DTC. If Junior Subordinated Debenture certificates are outstanding, the Subordinated Indenture Trustee selects the Junior Subordinated Debentures to be redeemed by lot or in such other manner it determines to be fair.

Junior Subordinated Debenture Certificates-Registration, Transfer, and Payment of Interest and Principal

Unless otherwise indicated in the applicable prospectus supplement, each series of Junior Subordinated Debentures issued to the public initially will be in the form of one or more global Junior Subordinated Debentures, in registered form, without coupons, as described under Book-Entry System. However, if we issue Junior Subordinated Debenture certificates, they will be registered in the name of the Junior Subordinated Debentureholder. The Junior Subordinated Debentures may be transferred or exchanged, pursuant to administrative procedures in the Subordinated Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments to public holders of Junior Subordinated Debenture certificates will be made by check or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register.

Original Issue Discount

We may issue the Junior Subordinated Debentures at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if the Junior Subordinated Debentures are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Junior Subordinated Debentures.

Interest Rate

The interest rate on the Junior Subordinated Debentures will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the Junior Subordinated Debenture is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

If we issue a Junior Subordinated Debenture after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Junior Subordinated Debentures

A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Junior Subordinated Debenture. We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a business day, we will pay interest on the next business day and no additional interest will be paid. Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Junior Subordinated Debentures

Each floating rate Junior Subordinated Debenture will have an interest rate formula. The applicable pricing or prospectus supplement will state the initial interest rate or interest rate formula on each Junior Subordinated Debenture effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Debentures, unless we state otherwise in the applicable prospectus supplement:

•	failure to pay for three business days the principal of (or premium, if any, on) any Junior Subordinated Debenture of a series when due and payable;

•	failure to pay for 30 days any interest on any Junior Subordinated Debenture of any series when due and payable;

•	failure to perform any other requirements in such Junior Subordinated Debentures, or in the Subordinated Indenture, for 90 days after notice;

•	certain events of our bankruptcy or insolvency; or

•	any other event of default specified in a series of Junior Subordinated Debentures.

An event of default for a particular series of Junior Subordinated Debentures does not necessarily mean that an event of default has occurred for any other series of Junior Subordinated Debentures issued under the Subordinated Indenture. If an event of default occurs and continues, the Subordinated Indenture Trustee or the holders of at least 33% of the principal amount of the Junior Subordinated Debentures of the series affected may require us to repay the entire principal of the Junior Subordinated Debentures of such series immediately (“Repayment Acceleration”). In most instances, the holders of at least a majority in aggregate principal amount of the Junior Subordinated Debentures of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Subordinated

Indenture Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

Subject to certain exceptions, the Subordinated Indenture Trustee must within 90 days after a default occurs, notify the holders of the Junior Subordinated Debentures of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Subordinated Indenture Trustee, signed by an officer, concerning any default by us under any provisions of the Subordinated Indenture.

Subject to the provisions of the Subordinated Indenture relating to its duties in case of default, the Subordinated Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any holders unless such holders offer the Subordinated Indenture Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Junior Subordinated Debentures of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Subordinated Indenture Trustee with respect to such Junior Subordinated Debentures.

Modification of Subordinated Indenture

Under the Subordinated Indenture, our rights and obligations and the rights of the holders of any Junior Subordinated Debentures may be changed. Any change affecting the rights of the holders of any series of Junior Subordinated Debentures requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or reduce the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of Junior Subordinated Debentures and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any debentureholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Junior Subordinated Debentures.

Legal Defeasance

We will be discharged from our obligations on the Junior Subordinated Debentures of any series at any time if:

•

we deposit with the Subordinated Indenture Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Junior Subordinated Debenture of the series, and

•

we deliver to the Subordinated Indenture Trustee an opinion of counsel stating that the federal income tax obligations of debentureholders of that series will not change as a result of our performing the action described above.

If this happens, the debentureholders of the series will no longer be entitled to the benefits of the Subordinated Indenture except for registration of transfer and exchange of Junior Subordinated Debentures and replacement of lost, stolen or mutilated Junior Subordinated Debentures.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Junior Subordinated Debentures of a particular series if we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Subordinated Indenture Trustee to pay all amounts due on the Junior Subordinated Debentures of that series. In that instance, we would remain liable for such amounts.

Junior Subordinated Debentures issued to a trust will not be subject to covenant defeasance.

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures.

“Senior Indebtedness” means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness that is evidenced by notes, debentures, bonds or other securities we sell for money or other obligations for money borrowed;

•

all indebtedness of others of the kinds described in the preceding category which we have assumed or guaranteed or which we have in effect guaranteed through an agreement to purchase, contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or Guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Debentures. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue. As of December 1, 2017, our Senior Indebtedness totaled approximately

$1.85 billion.

Governing Law

The Subordinated Indenture and Junior Subordinated Debentures of all series are governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Subordinated Indenture Trustee in the normal course of business. The Subordinated Trustee is also the Trustee under the Indenture relating to the Senior Notes.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

We may issue Stock Purchase Contracts representing contracts obligating holders to purchase from us and we may sell to the holders, a specified number of shares of common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock under the Stock Purchase Contracts.

The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original Stock Purchase Contract.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not necessarily contain all of information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

BOOK-ENTRY SYSTEM

Unless otherwise stated in a prospectus supplement, book-entry only securities of a series will be issued in the form of a global security that the Trustee will deposit with the Depository Trust Company (“DTC”), New York, New York. This means that we will not issue security certificates to each holder. One or more global securities will be issued to Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between

Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the securities documents. For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its Participant, to the Tender/Remarketing Agent, and shall effect delivery of such securities by causing the Direct Participant to transfer the Participant’s interest in the securities, on DTC’s records, to the Tender/Remarketing Agent. The requirement for physical delivery of the securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Securities may be sold on a continuing basis through agents designated by us. The agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

The agents will not be obligated to make a market in the securities. We cannot predict the amount of trading or liquidity of the securities.

By Underwriters

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The underwriters may not be obligated to make a market in the securities. We cannot predict the amount of trading or liquidity of the securities.

Direct Sales

We may also sell securities directly. In this case, no underwriters or agents would be involved.

General Information

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 (the “Act”), and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act or to contribute to payments that each underwriter, dealer or agent may be required to make in respect thereto.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL OPINIONS

Our counsel, Simpson Thacher & Bartlett LLP, New York, NY, or Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, one of our affiliates, or David C. House, Esq. or William E. Johnson, Esq., each Senior Counsel of American Electric Power Service Corporation, will issue an opinion about the legality of the securities for us. Hunton & Williams LLP, New York, NY will issue an opinion for the agents or underwriters. From time to time, Hunton & Williams LLP acts as counsel to our affiliates for some matters.

EXPERTS

The American Electric Power Company, Inc. and subsidiary companies (the “Company”) consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the American Electric Power Company, Inc. Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

15,000,000 Equity Units

(Initially Consisting of 15,000,000 Corporate Units)

AMERICAN ELECTRIC POWER COMPANY, INC.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Mizuho Securities

Co-Managers

            , 2020